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                             BW-3 FRANCHISE SYSTEMS, INC.
                                 FRANCHISE AGREEMENT



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                                  TABLE OF CONTENTS

ARTICLE                                                                     PAGE
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
I.     APPOINTMENT AND FRANCHISE FEE. . . . . . . . . . . . . . . . . . . . .1
II.    TERM AND RENEWAL . . . . . . . . . . . . . . . . . . . . . . . . . . .3
III.   RESTAURANT AND LOCATION. . . . . . . . . . . . . . . . . . . . . . . .4
IV.    TRAINING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
V.     PROPRIETARY MARKS. . . . . . . . . . . . . . . . . . . . . . . . . . .6
VI.    CONFIDENTIAL MANUALS . . . . . . . . . . . . . . . . . . . . . . . . .7
VII.   CONFIDENTIAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . .7
VIII.  MODIFICATION OF THE SYSTEM . . . . . . . . . . . . . . . . . . . . . .8
IX.    ADVERTISING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
X.     CONTINUING FEE . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
XI.    ACCOUNTING AND RECORDS . . . . . . . . . . . . . . . . . . . . . . . 12
XII.   STANDARDS OF QUALITY AND PERFORMANCE . . . . . . . . . . . . . . . . 13
XIII.  OPERATIONS ASSISTANCE. . . . . . . . . . . . . . . . . . . . . . . . 17
XIV.   INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
XV.    COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
XVI.   DEFAULT AND TERMINATION. . . . . . . . . . . . . . . . . . . . . . . 20
XVII.  RIGHTS AND DUTIES OF PARTIES UPON EXPIRATION OR
       TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
XVIII. TRANSFERABILITY OF INTEREST. . . . . . . . . . . . . . . . . . . . . 24
XIX.   YOUR DEATH OR INCAPACITY . . . . . . . . . . . . . . . . . . . . . . 26
XX.    RIGHT OF FIRST REFUSAL . . . . . . . . . . . . . . . . . . . . . . . 26
XXI.   OPERATION IN THE EVENT OF ABSENCE, DISABILITY OR DEATH . . . . . . . 26
XXII.  INDEPENDENT CONTRACTOR AND INDEMNIFICATION . . . . . . . . . . . . . 27
XXIII. MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
XXIV.  APPLICABLE LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
XXV.   DISPUTE RESOLUTION . . . . . . . . . . . . . . . . . . . . . . . . . 29
XXVI.  OWNER AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . 31
XXVII. ACKNOWLEDGEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . 31

EXHIBITS:

A.     OWNER AGREEMENT
B.     DESCRIPTION OF DESIGNATED AREA
C.     LEASE ADDENDUM


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                            bw-3 FRANCHISE SYSTEMS, INC.

                                FRANCHISE AGREEMENT

       This Franchise Agreement ("Agreement") made this _____ day of ________, 19____, by and between bw-3 FRANCHISE SYSTEMS, INC. an Ohio corporation which has its principal place of business at 1919 Interchange Tower, 600 South Highway 169, Minneapolis, Minnesota 55426 ("we" or "us"), and __________________________
________________________________________________________________________________
________________________________________________________________________________
_______________ ("you"). If you are a corporation, partnership or limited liability company, certain provisions of the Agreement also apply to your owners and will be noted.

                                    BACKGROUND:

       A. Our parent company has developed a unique system ("System") for establishing and operating restaurants which use the service mark "BUFFALO WILD WINGS" and which feature chicken wings, sandwiches, and other products and beverages, which are all prepared according to specified recipes and procedures ("Menu Items"), some of which use proprietary mixes ("Trade Secret Food Products"), and has granted to us the right to sublicense the System to others.

       B. The distinguishing characteristics of the System include, without limitation, distinctive exterior and interior layout, design and color scheme, signage, decorations, furnishings and materials, special recipes, formulae, menus and food and beverage designations, Confidential Manuals, food and beverage storage, preparation service and delivery procedures and techniques, operating procedures for sanitation and maintenance, and methods and techniques for inventory and cost controls, record keeping and reporting, purchasing, sales promotion and advertising, Trade Secret Food Products, all of which may be changed, improved and further developed from time to time.

       C. Our parent company is the owner of the trade names, service marks and trademarks "BUFFALO WILD WINGS", "bw-3" and other logos and commercial symbols, and such other trade names, service marks, and trademarks as are now designated (and may later be designated by us in writing) as part of the System ("Marks").

       D. We grant franchises to qualified candidates for the operation of "Buffalo Wild Wings" Restaurants offering the Menu Items and utilizing the System and Marks. You desire to operate a Buffalo Wild Wings Restaurant using the System and Marks and have applied for a franchise, which application has been approved by us in reliance upon all of the representations you have made.

       E. You understand and acknowledge the importance of our high and uniform standards of quality and service and the necessity of operating the Buffalo Wild Wings business in conformity with our standards and specifications.

                                    AGREEMENTS:

       We and you agree as follows:

I.     APPOINTMENT AND FRANCHISE FEE

       A. Subject to the provisions stated below, we hereby grant you a license to use the "Buffalo Wild Wings" Marks and System, and you undertake the obligation to operate a Buffalo Wild Wings restaurant facility featuring the Menu Items and providing sit-down, carry-out and other restaurant services ("Franchised


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Restaurant"), and to use the Marks solely in connection with the System, as it is currently established, and as it may be changed, improved and further developed from time to time, at one (1) location only, such location to be:
1) ____________________________________________________________________________
___________________________________________________________________________, or
2) at a location to be designated, as provided in Paragraph III within the area described on EXHIBIT B. When a location has been designated and approved by you and us, it will become part of Paragraph I.A.1., as if originally incorporated in that Paragraph. You shall not relocate your Franchised Restaurant without our prior written approval.

       B. You receive a Designated Area within which we and our affiliates shall not operate or grant to anyone else a franchise to operate a Buffalo Wild Wings or bw-3 Restaurant so long as this Agreement is in force and effect. The Designated Area is described in writing and on a map attached to the Agreement as EXHIBIT B and is made a part of the Agreement. You do not have any right to sublicense or subfranchise others within or outside of the Designated Area and do not have the right to operate more than one (1) Franchised Restaurant within the Designated Area.

       C. You acknowledge and agree that we have the right, in our sole discretion, to grant other franchises outside of the Designated Area as we deem appropriate. Although we will not operate a Buffalo Wild Wings or bw-3 business within the Designated Area, we reserve the right, both within and outside of the Designated Area, to offer and sell at special events (at our option, if you elect not to participate in such events) or at wholesale, through channels of distribution distinct from those of a Franchised Restaurant, products and services which comprise, or may in the future comprise a part of the System, which products may be resold at retail to the general public by such entities. Further, you acknowledge that certain locations within the Designated Area are by their nature unique and separate in character from sites generally developed as Franchised Restaurants. As a result, you agree that the following locations ("Special Sites") are excluded from the Designated Area and we shall have the right to develop (by direct ownership or franchising) such locations:
1) public transportation facilities, including airports, train stations and bus stations; 2) military bases; 3) sports facilities, including race tracks; and 4) amusement and/or theme parks.

       D. We and our affiliated companies shall not engage in catering and delivery services and activities in the Designated Area. You shall not engage in catering and delivery services and activities outside of the Designated Area. We shall have no obligation to enforce similar covenants against any other System franchisee. Other System franchisees shall be deemed third party beneficiaries of such. You shall not offer for sale any Menu Items or Proprietary Products by means of Internet/World Wide Web programming or advertising. We reserve the right to market and sell Menu Items and Trade Secret Food Products on the Internet/World Wide Web.

       E. You pay us a nonrefundable Initial Franchise Fee of ________________ _______________________ Dollars ($________) which is payable in full on the date of this Agreement. The Initial Franchise Fee has been fully earned upon receipt and is nonrefundable in consideration of the expenses incurred by us in granting this franchise and for the lost or deferred opportunity to franchise others.

       F. You acknowledge that because complete and detailed uniformity under many varying conditions may not be possible or practical, we specifically reserve the right, at our sole discretion, to vary standards for any System franchisee based upon the peculiarities of the particular site or circumstance, density of population, business potential, population of trade area, existing business practices or any other condition which we deem to be of importance to the successful operation of such franchisee's business. You shall not be entitled to require us to grant to you a like or similar variation.

       G. In consideration of our agreement not to grant another franchise in the area described in Paragraph I.C., you at all times shall use your best efforts to promote and increase the sales and service of Menu


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Items and to effect the widest and best possible distribution throughout the
Designated Area, soliciting and servicing all potential customers and accounts for Buffalo Wild Wings food products and services.

II.    TERM AND RENEWAL

       A. The term of this Agreement is for ten (10) years commencing on the date of this Agreement, unless terminated as provided by this Agreement.

       B. You have the right to renew the franchise for two (2) successive terms equal to five (5) years each, providing you meet all of the following conditions:

            1. You have, during the entire term, complied with all the provisions of the Agreement;

            2. The premises of the Franchised Restaurant meet our then-current standards for Buffalo Wild Wings restaurants and you are able to maintain possession of the Franchised Restaurant. Before the expiration date of this Agreement you must bring the Franchised Restaurant into full compliance with the specifications and standards then applicable for new or renewing Buffalo Wild Wings businesses and present us with evidence satisfactory that you have the right to remain in possession of the Franchised Restaurant premises for the duration of the renewal term. In the event you are unable to maintain possession of the premises of the Franchised Restaurant or if the premises do not meet our then-current standards, you may secure substitute premises approved by us and provided that you have furnished, stocked and equipped such premises to bring the Franchised Restaurant at its substituted premises into full compliance with the then-current specifications and standards before the expiration date of this Agreement;

            3. You have given us written notice of your desire to renew at least six (6) months but not more than twelve (12) months prior to the end of the term;

            4. You have satisfied all of your monetary obligations to us and our affiliates and have timely met these obligations throughout the term of this Agreement;

            5. You have executed for the renewal term our then-current form of Franchise Agreement (with appropriate modifications to reflect the fact that the agreement relates to the grant of a renewal franchise), which shall supersede in all respects this Agreement, and the terms of which may differ from the terms of this Agreement, including, without limitation, a different percentage Continuing Fee and advertising contribution; provided, however, that the percentage Continuing Fee shall not exceed seven percent (7%) during any renewal period. You will not be required to pay the then-current initial franchise fee or its equivalent;

            6. You have complied with our then-current qualification and training requirements; and

            7. You have executed a general release, in a form prescribed by us, of all claims against us and our affiliates, and respective officers, directors, agents, shareholders and employees.

       C. Within ninety (90) days of our receipt of your notice to renew, we will furnish you with written notice of: (i) reasons which could cause us not to grant a renewal to you including but not limited to any deficiencies which require correction and a schedule for correction by you; and (ii) our then-current requirements relating to the image, appearance, decoration, furnishing, equipping and stocking of Buffalo Wild Wings businesses, and a schedule for effecting upgrading or modifications in order to bring the Franchised Restaurant in compliance, as a condition of renewal. Renewal of the franchise shall be conditioned upon your compliance with such requirements and continued compliance with all the terms and conditions of this Agreement up to the date of termination of the initial term.


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       D.   We shall give you written notice of our election not to renew the franchise at least three (3) months prior to the expiration of the initial or first renewal term of this Agreement.

III.   RESTAURANT AND LOCATION

       A. You shall operate the Franchised Restaurant only at the location specified in Paragraph I of this Agreement. If the lease for the site of the Franchised Restaurant expires or terminates for reasons other than your breach, or if the site is destroyed, condemned or otherwise rendered unusable, or as otherwise may be agreed upon in writing by us and you, we will grant permission for relocation of the Franchised Restaurant within your Designated Area at a location and site acceptable to us. Any such relocation shall be at your sole expense and we shall have the right to charge you for any and all reasonable costs incurred by us, and a reasonable fee for our services, in connection with any such relocation of the Franchised Restaurant.

       B. You shall be responsible for purchasing or leasing a suitable site for the Franchised Restaurant. Prior to the acquisition by lease or purchase of any site for the premises of the Franchised Restaurant, you shall submit a description of the proposed site to us, together with a letter of intent or other evidence satisfactory to us which confirms your favorable prospects for obtaining the proposed site. We shall provide you written notice of approval or disapproval of the proposed site within fifteen (15) business days after receiving your written proposal. Our approval is not a determination or warranty that the proposed site will be a profitable location for the Franchised Restaurant.

       C. After receiving our written approval of the location of the Franchised Restaurant as provided in Paragraph III.B. above, you shall, subject to our prior approval of terms, execute a lease (if the premises are to be leased) or a binding agreement to purchase the site. All leases pertaining to the Franchised Restaurant premises must contain an Addendum in the form of EXHIBIT C attached hereto, or contain terms and conditions substantially similar to those contained in EXHIBIT C that we approve. You shall provide us with a copy of the executed lease for the Franchised Restaurant within five (5) days of its execution, and prior to its execution, provide us with a copy for our approval. A copy of the executed Addendum must also be provided to us.

       D. You shall promptly after obtaining possession of the site for the Franchised Restaurant: (i) retain the services of an architect and a contractor each of whom has been approved by us; (ii) have prepared and submitted for our approval a site survey and basic architectural plans and specifications (not for construction) consistent with our general atmosphere, image, color scheme and ambience requirements as set forth from time to time in the Manuals for a Buffalo Wild Wings restaurant (including requirements for dimensions, exterior design, materials, interior design and layout, equipment, fixtures, furniture, signs and decorating); (iii) obtain all required zoning changes, building, utility, health, sanitation, liquor and sign permits and licenses and any other required permits and licenses; (iv) purchase or lease equipment, fixtures, furniture and signs as provided herein; (v) complete the construction and/or remodeling, equipment, fixtures, furniture and sign installation and decorating of the Franchised Restaurant in full and strict compliance with plans and specifications therefore approved by us and all applicable ordinances, building codes and permit requirements; (vi) obtain all customary contractors' sworn statements and partial and final waivers of lien for construction, remodeling, decorating and installation services; and (vii) otherwise complete development of and have the Franchised Restaurant ready to open and commence the conduct of its business in accordance with Paragraph XII of this Agreement. Our approval of your site survey and architectural plans is not a representation or warranty of any type.

       E. You shall be required to periodically make reasonable capital expenditures to remodel, modernize and redecorate the premises of the Franchised Restaurant so that the Franchised Restaurant will reflect the then-image intended to be portrayed by Buffalo Wild Wings businesses. All remodeling, modernization, or redecoration of the premises of the Franchised Restaurant must be done in accordance with the standards and specifications as prescribed by us from time to time and with our prior written approval. All replacements must


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conform to our then-current quality standards and specifications and must be approved in writing. Your total expenditures during the term of the Franchise Agreement for such remodeling, modernizing and redecorating will not exceed ONE HUNDRED THOUSAND Dollars ($100,000.00) adjusted for inflation from the date of this Agreement. Maintenance of the premises of the Franchised Restaurant and modifying or replacing equipment may exceed this amount, and maintenance costs and equipment costs may not be credited to remodeling, modernization or redecoration expenditures.

IV.    TRAINING

       A. Before you commence operations, we shall make initial training available to you. At least three (3) persons designated by you and approved by us must attend and successfully complete the training to our satisfaction. The training will be at least three (3) weeks in duration and will be conducted at either our Cincinnati, or Columbus, Ohio training facilities or at such other place as we may designate. The training program covers material aspects of the operation of a Buffalo Wild Wings business, including financial controls, general bookkeeping procedures, food preparation, service and operational techniques, familiarization with recipes and cooking procedures, marketing and advertising techniques, sanitation and maintenance procedures, deployment of labor, and maintenance of quality standards. We reserve the right to provide less training if you have one or more Franchised Restaurants in operation. All expenses incurred by you and your employees in attending the program, including without limitation, travel costs, room and board expenses, and the employee compensation shall be your sole responsibility.

       B. We will, from time to time upon your written request, make available, at your expense, training for additional managers designated by you and approved by us. Such training shall take place at our Cincinnati, or Columbus, Ohio training facilities or such other place as we may designate. You acknowledge that the time period within which we provide additional training will be subject to available openings in our regular training program with preference being given to initial training for new franchisees.

       C.   We will schedule the opening of your Franchised Restaurant.  For one
(1) week prior to and one (1) week concurrent with the commencement of operations of the Franchised Restaurant, we will furnish to you, at your Restaurant and at our expense, one (1) or more of our representatives for the purpose of training your employees and management team in the operation of a Franchised Restaurant. During this period, the representatives will assist in establishing and standardizing procedures and techniques essential to the operation of a Buffalo Wild Wings business. If you request additional assistance from us in order to facilitate the opening of the Franchised Restaurant, and if, we, in our discretion, deem it necessary, feasible and appropriate to comply with the request, you will reimburse us for our expenses in providing such additional assistance, which may include our then-current service fee. You agree that during the week preceding the opening, you will have four (4) full days during which the Restaurant is fully operational and will host two (2) opening parties.

       D. If we determine, in our sole discretion, that you or your manager is unable to satisfactorily complete the required training program, you will have thirty (30) days to provide an alternate person to complete the training program at your sole expense. At least three (3) persons actively involved in the management and operation of the Franchised Restaurant must successfully complete the training program. If you fail to provide three (3) persons who can complete the training program, we will have the right to terminate this Agreement and you will not be entitled to a refund of any portion of the franchise fees paid.

       E. From time to time we may provide and if we do, may require that previously-trained and experienced franchisees, their managers and/or employees attend and successfully complete refresher training programs or seminars to be conducted at our training facility or at such other place as we shall designate. Attendance at such refresher training programs or seminars will be at your sole expense, provided, however, that attendance will not be required at more than two (2) such programs in any calendar year.


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V.     PROPRIETARY MARKS

       A. You acknowledge that our parent company is the owner of all right, title and interest together with all the goodwill of the Marks and has licensed the use of such Marks to us with the right to sublicense others. You further acknowledge that your right to use the Marks is derived solely from this Agreement and is limited to the conduct of business by you pursuant to and in compliance with this Agreement and all applicable standards, specifications, and operating procedures prescribed by us from time to time during the term of the Agreement. Any unauthorized use of the Marks by you is a breach of this Agreement and an infringement of the rights of us in and to the Marks. You acknowledge that your usage of the Marks and any goodwill established by your use of the Marks shall inure to the exclusive benefit of us and our affiliate, and that this Agreement does not confer any goodwill or other interests in the Marks upon you. Any developments and improvements by you relating to the Marks or the System shall be our sole property. You will not, at any time during the term of this Agreement or after its termination or expiration, contest the validity or ownership of any of the Marks or assist any other person in contesting the validity or ownership of the Marks. All provisions of this Agreement applicable to the Marks apply to any and all additional trademarks, service marks, and commercial symbols authorized for use by and licensed to you by us after the date of this Agreement.

       B. You will not use any Mark or portion of any Mark as part of a corporate or trade name, or with any prefix, suffix, or other modifying words, terms, designs, or symbols, or in any modified form. You will not use any Mark in connection with the sale of any unauthorized product or service or in any other manner not expressly authorized in writing by us. You shall give such notices of trademark and service mark registrations as we specify and to obtain such fictitious or assumed name registrations as may be required under applicable law. Your use of any of the Marks on the Internet/World Wide Web (including any Home Page) or any other medium must have our prior written approval. We reserve the right to prohibit your use of the Marks on the Internet.

       C. You will promptly notify us of any claim, demand or cause of action based upon or arising from any attempt by any other person, firm or corporation to use the Marks or any colorable imitation of the Marks. You shall also notify us of any action, claim or demand against you relating to the Marks within ten
(10) days after you receive notice of said action, claim or demand. Upon receipt of timely notice of an action, claim or demand against you relating to the Marks, we and our affiliate shall have the sole right and duty to defend any such action. We and our affiliate will have the exclusive right to contest or bring action against any third party regarding the third party's use of any of the Marks and will exercise such right in our and our affiliate's sole discretion. In any defense or prosecution of any litigation relating to the Marks or components of the System undertaken by us, you shall cooperate in all respects with us and our affiliate and execute any and all documents and take all actions as may be desirable or necessary in the opinion of our counsel, to carry out such defense or prosecution. Both parties shall make every effort consistent with the foregoing to protect, maintain, and promote the Marks as identifying the System and only the System.

       D. If, in our sole discretion, it becomes advisable at any time, for us to modify or discontinue use of any Mark, and/or use one or more additional or substitute trade names, trademarks, service marks, or other commercial symbols, either systemwide or with respect to use by any selected franchisee, you will comply with our directions within a reasonable time after notice to you. We will have no liability or obligation whatsoever with respect to your modification or discontinuance of any Mark.

       E. In order to preserve the validity and integrity of the Marks and copyrighted material licensed to you and to assure that you are properly employing the same in the operation of your Franchised Restaurant, we and our agents have the right of entry and inspection of your premises and operating procedures at all reasonable times. We will have the right to observe the manner in which you are rendering your services and conducting your operations, to confer with your employees and customers, and to select Menu Items, ingredients, food and


                                          6
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non-food products, beverages, and other items, products, delivery vehicles, products and supplies for test of content and evaluation purposes to make certain that the Menu Items, ingredients, food and non-food products, beverages and other items, products, delivery vehicles, materials and supplies are satisfactory and meet our quality control provisions and performance standards.

VI.    CONFIDENTIAL MANUALS

       A. We will loan to you during the term of the franchise one (1) copy of our Confidential Operations Manual and other confidential manuals and written materials (all of which are collectively referred to herein as the "Manuals") containing reasonable, mandatory and suggested specifications, standards, operating procedures and rules prescribed from time to time by us for Buffalo Wild Wings businesses and information relative to your other obligations. You will not at any time, without our prior written consent, copy, duplicate, record or otherwise reproduce the Manuals in whole or in part or otherwise make the same available to any person. Any authorized duplication or copying of any of the Manuals shall be performed by us at your expense. We have the right to add to and otherwise modify, combine, or replace the Manuals from time to time to reflect changes in the specifications, standards, operating procedures and rules prescribed by us for Buffalo Wild Wings businesses, provided that no such addition or modification shall alter your fundamental status and rights under this Franchise Agreement.

       B. The Manuals shall at all times remain our sole property and shall promptly be returned upon the expiration or termination of this Agreement.

       C. The Manuals contain our proprietary information which you shall keep confidential both during the term of the franchise and subsequent to the expiration and/or termination of the franchise. You will at all times insure that your copy of the Manuals are available at the Franchised Restaurant premises in a current and up-to-date manner. At all times that the Manuals are not in use by authorized personnel, you will maintain the Manuals in a locked receptacle at the premises of the Franchised Restaurant, and will only grant authorized personnel, as defined in the Manuals, access to the key or lock combination of such receptacle. In the event of any dispute as to the contents of the Manuals, the terms of the master copy of the Manuals maintained by us at our home office will be controlling.

VII.        CONFIDENTIAL INFORMATION

       A. You acknowledge that your entire knowledge of the operation of a Buffalo Wild Wings business, including, without limitation, the method of preparation of Menu Items and other food products, and other specifications, recipes, standards and operating procedures of a Buffalo Wild Wings business is derived from information disclosed to you by us and that such information is proprietary, confidential and our trade secret. You will maintain the absolute confidentiality of all such information during and after the term of the franchise and you will not use any such information in any other business or in any manner not specifically authorized or approved in writing by us.

       B. You will divulge such confidential information only to the extent and only to such of your employees as must have access to it in order to operate the Franchised Restaurant. Any and all information, knowledge and know-how, including, without limitation, drawings, materials, equipment, techniques, restaurant systems, product formulae, recipes and other data which we designate as confidential will be deemed confidential for purposes of this Agreement, except information: 1) which you can demonstrate lawfully came to your attention prior to disclosure thereof by us, or 2) which, at the time of disclosure by us to you, had lawfully become a part of the public domain, through publication or communication by others, or 3) which, after disclosure to you by us, lawfully becomes a part of the public domain, through publication or communication by others.


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

       C. Due to the special and unique nature of our confidential information, Marks and Manuals, you acknowledge that we will be entitled to immediate equitable remedies, including but not limited to, restraining orders and injunctive relief in order to safeguard our proprietary, confidential, unique, and special information and you acknowledge that money damages alone would be an insufficient remedy with which to compensate us for any breach of the terms of Paragraph V, VI and VII of this Agreement. All of your employees having access to our confidential and proprietary information and all of your shareholders, directors, officers, partners and/or members will be required to execute non-disclosure agreements in the form acceptable to us.

VIII.       MODIFICATION OF THE SYSTEM

       You acknowledge that from time to time we may change or modify the System presently identified by the Marks, including, without limitation, the adoption and use of new or modified trade names, trademarks, service marks or copyrighted materials, new Menu Items, new products, new equipment or new techniques. You will accept, use and display for the purpose of this Agreement any such changes in the System, as if they were part of this Agreement at the time of execution. You will make such expenditures as are reasonably required by such changes or modifications in the System. Except as directed by us, you will not change, modify or alter the System in any way.

IX.         ADVERTISING

       Recognizing the value of advertising and the importance of the standardization of advertising and promotion to the furtherance of the goodwill and the public image of Buffalo Wild Wings businesses, you agree:

       A. Before using any promotional and advertising materials, you will submit to us or our designated agency, for our prior approval, all information pertaining to promotional materials and advertising initiated by you, including, but not limited to, newspapers, radio and television advertising, Internet or any other medium, specialty and novelty items, signs, boxes, napkins, bags and wrapping papers. In the event written disapproval of any such advertising and promotional material has not been given by us to you within twenty (20) days from the date such information has been received by us, the materials will be deemed approved. Your failure to conform with these provisions and subsequent nonaction by us to require you to cure or remedy any such failure and default will not be deemed a waiver of future or additional failures and defaults by you under this provision and/or any other provision of this Agreement. The submission of advertising information to us for our approval will not affect your right to determine the prices at which you sell your products and/or services.

       B. You will contribute to the Buffalo Wild Wings Advertising and Development Fund ("Fund") (which may be one of several regional Funds, if we elect to establish separate Funds to serve various regions in which multiple franchisees are located) an amount equal to three percent (3%) of your Gross Sales, as defined in Paragraph X. Your required payments to the Fund will be made on or before the fifteenth day of the month for the preceding month. These contributions may be withdrawn from your bank account as provided in Paragraph
X. We will use such funds to conduct local, regional or national advertising. Such payments shall be made in addition to and exclusive of any sums that you may be required to spend on system or grand opening advertising and promotion. The Fund shall be maintained and administered by us or our designee, as follows:

            1. We will oversee all advertising programs and have sole discretion over the creative concepts, materials and media used in such programs including the placement and allocation. We will use the Fund to conduct national advertising, and/or, if regional Funds are developed, to conduct regional or local advertising on your behalf, at our sole discretion. We may also use such funds to conduct advertising in your local advertising market. However, we cannot and do not ensure that any particular franchisee will benefit directly or pro rata from the placement of advertising.

            2. For each of our company-owned and affiliate-owned Restaurants (except Special Sites identified in Paragraph I.C.) offering products and services similar to the Franchised Restaurant we will make contributions to the Fund or to regional Funds equivalent to the contributions required of Franchised Restaurants within the System or, if applicable, region in which the company-owned or affiliate-owned store is located.

            3. We will administer and control the Fund and we will have the absolute and unilateral right to determine how, when and where the monies in the Fund will be spent. This includes the right to use Fund monies for (1) the creation, development and production of advertising and promotional materials,
(2) any marketing or related research and development, and (3) advertising and marketing expenses, including without limitation, the absolute right to purchase and pay for product and food research and development, advertising materials, production costs, brochures, ad slicks, radio, film and television commercials, videotapes, newspaper, magazine and other print advertising, direct mail pieces, photographer costs, photographs, pictures, designs, services provided by advertising agencies, public relations firms or other marketing, research or consulting firms or agencies, market research and marketing surveys, menu design and graphics, customer incentive programs, sponsorships, marketing meetings and sales incentives, development of Home Pages on the Internet, Internet access provider costs, Internet/World Wide Web programming and advertising, subscriptions to industry newsletters or magazines, marketing or industry studies, books and research materials, administrative costs and salaries for marketing support personnel. All sums paid by you to the Fund will be maintained in a separate account from our other funds and shall not be used to defray any of our general operating expenses, except for such reasonable administrative costs and overhead, if any, as we may incur in activities reasonably related to the administration or direction of the Fund and advertising programs including, without limitation, costs incurred in collecting and accounting for assessments for the Fund.

            4. It is our intent that all contributions to the Fund will be expended for advertising and promotional purposes during our fiscal year within which contributions are made. Any monies not expended in the fiscal year in which they were contributed will be applied and used for Fund expenses in the following year.

            5. Although we intend the Fund to be of perpetual duration, we have the right to terminate the Fund. We will not terminate the Fund, however, until all monies in the Fund have been expended for advertising and promotional purposes.

            6. An unaudited accounting of Fund contributions and expenditures will be prepared annually and will be made available to you upon request. At our option, any such annual accounting may include an audit of the contributions and expenditures of the Fund prepared by an independent certified public accountant selected by us and prepared at the expense of the Fund.

            7. Once you make contributions to the Fund, all such monies will be used as required by this Paragraph IX and will not be returned to you.
       C. In addition to your contributions to the Fund, you may be required to spend up to two percent (2%) of your Gross Sales on approved local advertising. We may direct that your local advertising expenditures be made either individually or to a local advertising group as described below.

            1. We shall have the right to designate local advertising markets and you will participate in cooperative advertising and marketing programs in your designated local advertising market as described in this Paragraph. Each Buffalo Wild Wings and bw-3 Restaurant (except Special Sites identified in Paragraph I.C.) within the designated local advertising area shall be a member of the local advertising group and each member shall have one vote on all matters requiring a vote. We reserve the right to designate the Bylaws which will govern the operation of local advertising groups.

            2. If we direct you to spend your advertising funds locally, all such expenditures will be made directly by you or the local advertising group, subject to approval and direction by us or our designated advertising agency. You acknowledge that we may direct local advertising to be spent according to a seasonally adjusted schedule; however, such expenditures shall not exceed two percent (2%) of your annual Gross Sales. You shall furnish to us an accurate accounting of all expenditures on local advertising and promotion.

            3. You will submit documentation of your advertising expenditures at such times and in such form as we designate. If you fail to make any required advertising expenditures, we have the right to require you to contribute the amount of any deficiency to the Fund to be used by us for general advertising and promotion.

       D. We may require you to expend up to FIVE THOUSAND Dollars ($5,000) on newspaper, direct mail or advertising through other media prior to your opening and during your initial ninety (90) days of operation of the Franchised Restaurant. We retain the right to collect such funds directly from you and expend the funds on your behalf. Such advertising and promotion will be designated as "Grand Opening" advertising and promotion and will be conducted in accordance with the specifications set forth in the Manuals.

       E. You must carry and offer for sale to your customers a representative supply of trademarked clothing. We may, from time to time, develop and market special promotional items which will be made available to you at our cost plus a reasonable mark up and you will maintain a representative inventory of such promotional items to meet public demand. You will have the right to purchase alternative promotional items provided that such alternative goods conform to the specifications and quality standards established by us. You will, on an annual basis, participate in a minimum of fifty percent (50%) of the promotional programs introduced by us from time to time. You will participate in the specific promotional programs designated by us.

       F. You will maintain a business phone and advertise continuously in the classified or Yellow Pages of a local telephone directory approved by us or such other directories under the listing "Restaurant", or such other listings as deemed appropriate by us using mats of the type and size approved in advance by us. We reserve the right to require you to advertise in more than one local telephone directory. When more than one (1) Buffalo Wild Wings and/or bw-3 restaurant serves a metropolitan area, classified advertisements shall list all such restaurants operating within the distribution area of the classified directories, and you shall contribute your equal share in the cost of such advertisement.

       G. You will not use in advertising or any other form of promotion, or in any manner any of the marks without the appropriate -Registered
Trademark- registration mark or the designations TM or SM where applicable.

X.     CONTINUING FEE

       A. You will pay us without offset, credit or deduction of any nature, so long as this Agreement is in effect, a monthly Continuing Fee equal to five percent (5%) of the Gross Sales derived from the Franchised Restaurant. The Continuing Fee will be paid monthly in the manner specified below or as otherwise prescribed in the Manuals.

            1. We must receive from you within five (5) days after the end of each month, a correct statement of your Gross Sales for the preceding fiscal month as determined by us on a form approved by us and signed by you. Each monthly statement of Gross Sales shall be accompanied by the Continuing Fee payment based on the Gross Sales reported in the statement so submitted. You will make available to us all original books and records that we may deem necessary to ascertain your Gross Sales for reasonable inspection at reasonable times.

            2. The term "Gross Sales", as used in this Agreement, means and includes the total amount of all revenue from the sale of services, products and merchandise and all income of every kind and nature related to the Franchised Restaurant whether or not sold or performed at or from the Franchised Restaurant and the proceeds from all games, cover charges, service, license, use and similar fees collected by the Franchised Restaurant. Gross sales do not include any sales tax, use tax, or service taxes collected and paid to the appropriate taxing authority.

       B. Prior to the opening of your Restaurant (and thereafter as requested by us), you shall execute and deliver to us, our bank(s) and your bank, as necessary, all forms and documents that we may request to permit us to debit your account, either by check, via electronic funds transfer or other means or such alternative methods as we may designate ("Payment Methods"). You must comply with all procedures specified by us from time to time to take such actions as we may request to assist in utilizing any of the Payment Methods. We may use the Payment Methods to collect the amount of each month's Continuing Fee, Advertising Contributions, and any other amounts due to us or our affiliates under this Agreement or otherwise. The Continuing Fee shall be withdrawn from your designated bank account by electronic fund transfer on the fifth of each month for the previous month, or if the fifth falls on a weekend or bank holiday, then on the next business day. Advertising Contributions will be withdrawn on the fifteenth of each month or on the next business day. Payments for commissary purchases will be debited one business day after products are delivered to the Restaurant. We will determine your Gross Sales by means of the approved information system, or if we are unable to do so, you shall report your Gross Sales in writing on or before the fifth day of the month for the preceding month. You shall notify us at least twenty (20) days before closing or changing the account against which such debits are to be made. If such account is closed or ceases to be used, you shall immediately provide all documents and information necessary to permit us to debit the amounts due from an alternative account. You acknowledge that these requirements are only a method to facilitate prompt and timely payment of amounts due and shall not affect any obligation or liability for amounts owed. If for any reason your account cannot be electronically debited, you shall submit payments by check (certified or cashier's check if requested by us) on or before the dates when due. You shall indemnify, defend and hold us harmless from and against all claims, damages, losses, costs and expenses resulting from any dishonored debit against your account, regardless whether resulting from the act or omission of you or your bank; provided that you shall not be obligated to indemnify us for any dishonored debit caused by our negligence or mistake.

       C. All Continuing Fees, Advertising Contributions, amounts due for purchases by you from us and our affiliates, and other amounts which you owe us or our affiliates shall bear interest after due date at the highest applicable legal rate for open account business credit, not to exceed one and one-half percent (1.5%) per month. You acknowledge that this Paragraph does not constitute agreement by us or our affiliates to accept such payments after same are due or a commitment by us to extend credit to, or otherwise finance your operation of, the Franchised Restaurant. Further, you acknowledge that your failure to pay all amounts when due shall constitute grounds for termination of this Agreement, as provided in Paragraph XVI hereof, notwithstanding the provisions of this Paragraph.

       D. Notwithstanding any designation by you, we have the sole discretion to apply any payments by you to any past due indebtedness of yours for Continuing Fees, Advertising Contributions, purchases from us and our affiliates, interest or any other indebtedness. Further, if you are delinquent in the payment of any fees or indebtedness we have the right to require you to prepay estimated Continuing Fees and Advertising Contributions.

XI.    ACCOUNTING AND RECORDS

       A. You will maintain during the term of this Agreement, and preserve for the time period specified by us, full, complete, and accurate books, records, and accounts in accordance with the standard accounting system prescribed by us from time to time in writing. You will retain for a period of three (3) years all books and records related to the Franchised Restaurant, including without limitation, sales checks, purchase orders, invoices, payroll records, customer lists, check stubs, sales tax records and returns, cash receipts and disbursement journals and general ledgers. If a computerized accounting system is developed by us for use throughout the franchise System, you will at your expense implement and utilize such a system according to the standards and procedures established by us.

       B. You will supply to us on or before the twenty-eighth (28th) day after the end of each fiscal quarter, in the form approved by us, an activity report and a detailed profit and loss statement, balance sheet and statement of cash flow for the last preceding fiscal quarter. Additionally, you will, at your expense, submit to us within ninety (90) days after the end of each fiscal year during the term of this Agreement, a detailed profit and loss statement and statement of cash flow for such fiscal year and a balance sheet as of the last day of such fiscal year, prepared on an accrual basis including all adjustments necessary for fair presentation of the financial statements. Such financial statements must be certified to be true and correct by you and be reviewed by an independent certified public account.

       C. You will submit to us such other periodic reports, forms and records as specified, and in the manner and at the time as specified in the Manuals or as we otherwise require in writing from time to time.

       D. You will record all sales on electronic cash registers approved by us or on such other types of cash registers as may be designated by us in the Manuals or otherwise in writing. We reserve the right to designate the information system used in your Franchised Restaurant including the computer hardware, software, other equipment and enhancements. At such time as we designate the approved information system, you will have one hundred eighty
(180) days in which to install and commence using the approved information system. In connection with the approved information system, you agree to the following:

            1. You understand that you will be required to acquire the right to use the information system, obtain peripheral equipment and accessories and arrange for required maintenance and support services, all at your cost.

            2. We shall have the right at all times to access the information system and to retrieve, analyze, download and use all software, data and files stored or used on the information system. We may access the information system in the Franchised Restaurant or from other locations. You shall store all data and information on the information system that we designate from time to time.

            3. All modifications and enhancements made to the approved information system shall be our property (or the appropriate vendor if we so designate), without regard to the source of the modification or enhancement. You agree to execute any documents, in the form provided by us, that we determine are necessary to reflect such ownership.

            4. Upon expiration or termination of this Agreement, you shall allow our employees or agents to remove the required software from the information system, shall immediately return to us the software, each component thereof, any data generated by the use thereof, all documentation for the software and other materials or information that relate to or reveal the software and its operation. You shall immediately destroy any and all back-up or other copies of the software or parts thereof, and any data generated by the use of the software (other than financial information relating solely to you).

            5. You acknowledge and agree that there will be fees payable by you in connection with the installation, use, support, maintenance, and periodic enhancements of the approved information system. These fees will include but are not necessarily limited to an on-site installation and support fee, software support fees and software maintenance fees. These fees will be payable to us or a vendor designated by us and may be increased from time to time.

            6. You will be required to execute a software license agreement setting forth in more detail your rights and obligations in connection with your use of the approved information system.

You agree that we have the right to use your data as part of our earnings claim in our Franchise Offering Circular.

       E. We or our designated agents have the right at all reasonable times to examine and copy, at our expense, your books, records, and tax returns. We also have the right, at any time, to have an independent audit made of your books and records at our expense. If an inspection reveals that any payments due to us have been understated in any report to us, then you will immediately pay to us the amount understated upon demand, in addition to interest from the date such amount was due until paid, at the maximum rate permitted by law not to exceed one and half percent (1.5%) per month. If an inspection discloses an understatement in any report of two percent (2%) or more, you will also reimburse us for any and all costs and expenses connected with the inspection (including, without limitation, reasonable accounting and attorneys' fees), and we will thereafter have the right to require you to submit annual financial statements, prepared in accordance with generally accepted accounting principles, audited by an independent certified public accountant. The foregoing remedies shall be in addition to any other remedies we may have.

       F. You acknowledge that nothing contained in this Agreement constitutes our agreement to accept any payments after they are due or a commitment by us to extend credit to or otherwise finance your operation of the Franchised Restaurant. Further, you acknowledge that your failure to pay all amounts when due constitutes a material default of, and grounds for, termination of this Agreement.

XII.   STANDARDS OF QUALITY AND PERFORMANCE

       In order to promote and protect the value of the Marks and the System, and to insure optimum quality control as to products and services provided and sold in Franchised Restaurants, you acknowledge and agree that substantial uniformity must be maintained in the quality, type and standard of Franchised Restaurant, and in their facilities, products, services and operations. Therefore, you will comply with all requirements described in this Agreement, the Manuals and other written policies supplied by us. Mandatory specifications, standards, operating procedures and rules prescribed from time to time by us in the Manuals or otherwise communicated to you in writing, shall constitute provisions of this Agreement as if fully set forth herein. All references herein to this Agreement shall include all such mandatory specifications, standards and operating procedures and rules.

       A. You will commence operation of your Franchised Restaurant within nine (9) months of the execution of this Agreement or as otherwise required or approved in writing by us. Before opening, you will have procured all necessary licenses, permits, and approvals, including, but not limited to, liquor and construction permits; hired and trained personnel, made all leasehold improvements, and acquired initial inventory. At the time of opening you must have a minimum of Fifty Thousand Dollars ($50,000) in immediately accessible working capital funds to be used solely to defray the costs of operating the Restaurant for the initial several months. If for any reason you fail to commence operation within the nine (9) month period, we may terminate this Agreement immediately upon delivery of written notice of termination to you.

B. You will maintain the condition and appearance of the premises of the Franchised Restaurant consistent with our quality controls and standards. You will effect reasonable maintenance of the Franchised Restaurant as is from time to time required to maintain or improve the appearance and efficient operation of the Franchised Restaurant, including but not limited to replacement of worn out or obsolete fixtures and signs, repair of the exterior and interior of the premises of the Franchised Restaurant, and purchasing and installation of new or modified equipment. If at any time in our judgment the general state of repair or the appearance of the premises of the Franchised Restaurant or its equipment, fixtures, signs or decor does not meet our quality control and standards therefor, we will notify you, specifying the action to be taken by you to correct such deficiency. If you fail or refuse to initiate a bona fide program to complete any required maintenance, within thirty (30) days after receipt of such notice, we will have the right, but not the obligation, in addition to all other remedies, to enter upon the premises of the Franchised Restaurant and effect such repairs, painting, maintenance or replacements of equipment, fixtures or signs on your behalf and you shall pay the entire costs thereof on demand.

       C. You will not make any material alterations to the premises of the Franchised Restaurant make any material replacements of or alterations to the equipment, fixtures or signs of the Franchised Restaurant without our prior written approval.

       D. The Franchised Restaurant may be used solely for the purpose of conducting a Buffalo Wild Wings Franchised Restaurant. The operating entity (corporation, partnership or limited liability company) will be dedicated solely to the operation of your Franchised Restaurant(s) and will not hold any interest in, operate or manage any other business of any kind without our prior written approval.

       E. We have developed and own proprietary sauces for use in preparing chicken wings, the weck kaiser roll and other menu items and specially prepared pocket pizza mix and "Buffalo Breath Chili" mix ("Trade Secret Food Products"). In order to protect our trade secrets and to monitor the manufacture, packaging, processing and sale of Trade Secret Food Products, we will (i) manufacture, supply, and sell Trade Secret Food Products to our franchisees; (ii) disclose the formulae for and methods for preparation of the Trade Secret Food Products to a limited number of suppliers who may be authorized by us to manufacture Trade Secret Food Products to our precise specifications and sell Trade Secret Food Products to our franchisees; and/or (iii) disclose the formulae for and methods for preparation of the pocket pizza mix and the Buffalo Breath Chili mix to you who will be authorized by us to manufacture them to our precise specifications for sale only at the location of the Franchised Restaurant specified herein, unless otherwise approved by us. Under no circumstances will we disclose the formulae for and methods of preparation of any of our proprietary sauces to you. You acknowledge that you may be required to purchase Trade Secret Food Products (and other products whose consistency and quality is key to the success of the System) from us or a limited number of suppliers so authorized by us and will be required to use Trade Secret Food Products as designated by us.

       F. You will offer for sale and sell at the Franchised Restaurant all Menu Items, other food and beverage products and other products that we from time to time require and shall not offer for sale or sell at the Franchised Restaurant or the premises which you occupy any unapproved products or menu items or use such premises for any purpose other than the operation of a Franchised Restaurant in full compliance with this Agreement. You will offer all Menu Items on a menu specified by us.

       G. In order to ensure that all Menu Items produced by you meet our high standards of taste, texture, appearance and freshness, and in order to protect our goodwill and Marks, all Menu Items and other food products shall be prepared only by properly trained personnel strictly in accordance with our recipes, cooking techniques and processes, and the Manuals, and shall be sold only at retail to customers in conformity with our marketing plan and concept. You acknowledge that such recipes, cooking techniques and processes are integral to the System and failure to adhere to such recipes, cooking techniques and processes shall be detrimental to the System and Marks.

       H. From time to time, we will provide you with a list of approved manufacturers, suppliers and distributors ("Approved Suppliers List") and approved inventory products, fixtures, furniture, equipment, signs, stationery, supplies, and other items or services necessary to operate the Franchised Restaurant ("Approved Supplies List"). The list will specify the manufacturer, supplier and distributor and the inventory products, fixtures, furniture, equipment, signs, stationery, supplies and services which we have approved to be carried or used in the System. We may revise the Approved Suppliers List and Approved Supplies List from time to time in our sole discretion and such lists shall be submitted to you as we deem advisable. If you propose to offer for sale at the Franchised Restaurant any brand of product, or to use in the operation of the Franchised Restaurant any brand of food ingredient or other material or supply which is not then approved by us as meeting its minimum specifications and quality standards, or to purchase any product from a supplier that is not then designated by us as an approved supplier, you must first notify us and shall upon our request submit samples and such other information as we require for examination and/or testing or to otherwise determine whether such product, material or supply, or such proposed supplier meets its specifications and quality standards. We may charge you a fee in connection with such examination and/or testing which will not exceed the reasonable cost of the inspection and evaluation and the actual cost of the test. In some cases we may refuse to consider an alternate supplier of certain items. We reserve the right to re-inspect the facilities and products of any supplier of an approved item and to revoke its approval of any item or supplier which fails to continue to meet any of our criteria.

       I. All inventory, products and materials, and other items and supplies used in the operation of the Franchised Restaurant which are not specifically required to be purchased in accordance with our Approved Supplies List and Approved Suppliers List must conform to the specifications and quality standards established by us from time to time.

       J. You will fully comply with all mandatory specifications, standards, operating procedures and rules as in effect from time to time relating to:

            1. The safety, maintenance, cleanliness, sanitation, function and appearance of the Franchised Restaurant premises and its equipment, fixtures, decor and signs and maintenance and service agreements therefor;

            2. Training, dress, general appearance and demeanor of Franchised Restaurant employees;

            3. Type, quality, taste, portion control and uniformity, and manner of preparation, packaging, displays and sale of all Menu Items, beverages and other food items sold by the Franchised Restaurant and of all food, beverages and other products used in the preparation and packaging thereof;

            4. The promotion and sale of novelty items bearing the Marks, such as cups, T-shirts and related merchandise and accessories;

            5. Hours during which the Franchised Restaurant will be open for business;

            6.    Advertising and promotional programs;

            7.    Use and retention of standard forms;

            8.    Our recipes;

            9. Use and illumination of signs, posters, displays, menu boards and similar items;

            10.   Your identification as the owner of the Franchised Restaurant;

            11.   The handling of customer complaints; and

            12. Any other standard, specification or procedure designated by us.

       K. You will secure and maintain in force all required licenses, including liquor licenses, permits and certificates relating to the operation of the Franchised Restaurant and will operate the Franchised Restaurant in full compliance with all applicable laws, ordinances and regulations, including without limitation all government regulations relating to occupational hazards and health, dispensing of food products, consumer protection, trade regulation, worker's compensation, unemployment insurance and withholding and payment of Federal and State income taxes and social security taxes and sales, use and property taxes.

       L. You will refrain from any merchandising, advertising or promotional practice which is unethical or may be injurious to our business and/or the business of other Franchised Restaurants or to the goodwill associated with the Marks or System.

       M. In the operation of the Franchised Restaurant you will use only displays, trays, boxes, bags, wrapping paper, labels, forms and other paper and plastic products imprinted with the Marks and colors as prescribed from time to time by us.

       N. You acknowledge that the Franchised Restaurant shall at all times maintain an inventory of ingredients, food and beverage products and other products, materials and supplies that will permit operation of the Franchised Restaurant at maximum capacity.

       O. The Franchised Restaurant shall at all times be under your direct, on-premises supervision, unless, upon sixty (60) days prior written notice and approval by us you designate a trained and competent employee to act as full-time general manager. Your designation of a general manager shall be subject to our prior written approval, and shall further be subject to the designated general manager successfully completing our training course. All costs for the attendance of the designated general manager at our training course shall be at your cost, except as set forth in Section IV(A). We will have the right at any time to revoke our approval of a designated manager. The use of a general manager will in no way relieve you of your obligations to observe, perform and comply with this Agreement and the Manuals and to insure that the Franchised Restaurant is properly managed and operated or the responsibility for the on-site, day to day operation of the Franchised Restaurant. You will employ a sufficient number of competent and trained employees to insure efficient service to your customers.

       P. You will not install or maintain on the premises of the Franchised Restaurant any newspaper racks, video games, jukeboxes, gaming machines, gum machines, games, rides, vending machines, pool tables, automated teller machines, or other similar devices without our written approval. The income derived from any approved machines will be included in gross sales for purposes of your Continuing Fee and advertising contribution.

       Q. You will timely pay all of your obligations and liabilities due to us, our parent, bw-3, Inc., our affiliates and other suppliers, lessors and creditors.

       R. You will notify us in writing within five (5) days of the commencement of any action, suit, or proceeding, and of the issuance of any order, writ, injunction, award or decree of any court, agency, or other governmental instrumentality, which may adversely affect the operation or financial condition of the Franchised Restaurant.

       S. We reserve the right to require you to offer delivery service to customers located within a reasonable radius of the Franchised Restaurant. As of the date of this Agreement, such delivery service is at your option. If the Franchised Restaurant offers delivery service to customers located within its Designated Area, in order to maintain the quality of all food products, the Franchised Restaurant will not offer delivery service to any customer whose order cannot be delivered within a reasonable time from when such order is placed, in accordance with our standards. You will charge the same price for products offered by the Franchised Restaurant whether delivered or sold over the counter in the Franchised Restaurant, plus a reasonable delivery charge.

XIII.  OPERATIONS ASSISTANCE

       A. We may from time to time advise or offer guidance to you relative to prices for the food and other products offered for sale by the Franchised Restaurant that in our judgment constitute good business practice. Such guidance will be based on our experience in operating and franchising Restaurants and an analysis of the costs of such products and prices charged for competitive products. You will not be obligated to accept any such advice or guidance and shall have the sole right to determine the prices to be charged from time to time by the Franchised Restaurant and no such advice or guidance shall be deemed or construed to impose upon you any obligation to charge any fixed, minimum or maximum prices for any product offered for sale by the Franchised Restaurant. We may from time to time establish promotional practices which you are required to follow such as "free refill," "buy one and get one free" or similar practices.

       B. Before the opening of the Franchised Restaurant we will provide you with the following:

            1. A comprehensive list of established sources of equipment, foods, supplies and containers necessary for the operation of the Franchised Restaurant and provide specifications for such products;

            2. Coordination of product distribution for local, regional and national suppliers; and

            3. Regulation of quality standards and products in conformance throughout the network of Franchised Restaurants.

       C. We may furnish you with such assistance in connection with the operation of the Franchised Restaurant as we reasonably determined to be necessary from time to time. Operations assistance may consist of advice and guidance with respect to:

            1. Proper utilization of procedures to be utilized by the Franchised Restaurant regarding the service and sale of all Menu Items and other food and beverage items, and related items and materials as approved by us;

            2. Additional products and services authorized for sale by Franchised Restaurants;

            3. Purchase of ingredients and other food and beverage items, materials and supplies;

            4. The institution of proper administrative, bookkeeping, accounting, inventory control, supervisory and general operating procedures for the effective operation of the Franchised Restaurant; and

            5.    Advertising and promotional programs.

       D. We will make periodic visits to the Franchised Restaurant for the purposes of consultation, assistance, and guidance in all aspects of the operation and management of the Franchised Restaurant as we reasonably determine to be necessary from time to time. We or our representatives who visit the Franchised Restaurant will prepare, for the benefit of both us and you, written reports with respect to such visits outlining any suggested changes or improvements in the operations of the Franchised Restaurant and detailing any defaults in such operations which become evident as a result of any such visit, and a copy of each such written report shall be provided to both us and you. We will advise you of problems arising out of the operation of the Franchised

Restaurant as disclosed by reports submitted to us by you or by inspections conducted by us of the Franchised Restaurant.

       E. We will provide to you the specifications, Approved Suppliers Lists, Approved Supplies Lists, training and Manuals at various times between the execution of this Agreement and the opening of the Franchised Restaurant.

       F. In the event you request additional operational assistance or services, we have the right to condition the rendering of such services upon the payment of a per diem fee and all of our expenses incurred in rendering the services.

XIV.   INSURANCE

       A. You will procure at your expense and maintain in full force and effect during the term of this Agreement, an insurance policy or policies protecting you, us and our designated affiliates, and their officers, directors, partners and employees against any loss, liability, personal injury, death, or property damage or expense whatsoever arising or occurring upon or in connection with the Franchised Restaurant, as we may reasonably require for our own and your protection. We will be named an additional insured in such policy or policies.

       B. The policy or policies shall be written by an insurance company satisfactory to us in accordance with standards and specifications set forth in the Manuals or otherwise in writing, and shall include, at a minimum (except as different coverages and policy limits may reasonably be specified for all franchisees from time to time by us in the Manuals or otherwise in writing) the following:

            1. All risks coverage insurance on the Franchised Restaurant and all fixtures, equipment, supplies and other property used in the operation of the Franchised Restaurant, for full repair and replacement value of the machinery, equipment, improvements and betterments, without any applicable co-insurance clause, except that an appropriate deductible clause shall be permitted.

            2. Worker's compensation and employer's liability insurance as well as such other insurance as may be required by statute or rule of the state in which the Franchised Restaurant is located and operated.

            3. Comprehensive general liability insurance and product liability insurance with minimum limits of ONE MILLION Dollars ($1,000,000) combined single limit including the following coverages: contractual liability; personal injury; products/completed operation; and tenant's fire legal liability; insuring against all claims, suits, obligations, liabilities and damages, including attorneys' fees, based upon or arising out of actual or alleged personal injuries or property damage resulting from, or occurring in the course of, or on or about or otherwise relating to the Franchised Restaurant, provided that the required amounts herein may be modified from time to time by us to reflect inflation or future experience with claims.

            4. If you offer delivery service or utilize motor vehicles for any other purpose in the operation of the Franchised Restaurant, automobile liability insurance, including owned, hired and non-owned vehicle coverage, with a combined single limit of at least ONE MILLION Dollars ($1,000,000).

            5. Such insurance and types of coverage as may be required by the terms of any lease for the Franchised Restaurant, or as may be required from time to time by us.

            6. Liquor liability coverage in a minimum amount of ONE MILLION Dollars ($1,000,000) or such other amount as may be specified by us.

       C. The insurance afforded by the policy or policies respecting liability shall not be limited in any way by reason of any insurance which may be maintained by us. The insurance coverage must commence as of the date the location of the Franchised Restaurant has been secured. You agree to deliver to us prior to opening and periodically at any time upon our request, proper certificate evidencing the existence of the insurance coverage which names us as a named insured. Such certificate shall state that said policy or policies will not be canceled or altered without at least twenty (20) days prior written notice to us and shall reflect proof of payment of premiums. Maintenance of such insurance and the performance by you of the obligations under this Paragraph will not relieve you of liability under the indemnity provision set forth in this Agreement. Minimum limits as required above may be modified from time to time, as conditions require, by written notice to you and we may require you to provide periodic proof of payment of premiums.

       D. If you, for any reason, do not procure and maintain such insurance coverage as required by this Agreement, we have the right and authority (without, however, any obligation to do so) immediately to procure such insurance coverage and to charge same to you, which charges, together with a reasonable fee for expenses incurred by us in connection with such procurement, shall be payable by you immediately upon notice.

XV.    COVENANTS

       A. Unless otherwise specified, the term "you" as used in this Paragraph XV shall include, collectively and individually, all officers, directors, managers, and holders of a beneficial interest of your securities, and of any corporation directly or indirectly controlling you, if you are a corporation, the general and limited partners (including any corporation and the officers, directors, and holders of a beneficial interest of your securities, of a corporation which controls, directly or indirectly, any general or limited partner), if you are a partnership, and all members if you are a limited liability company.

       B. You covenant that during the term of this Agreement, except as otherwise approved in writing by us, you (if you are an individual), a shareholder of a beneficial interest of ten percent (10%) or more of your securities (if you are a corporation), a general partner of yours (if you are a partnership), a member (if you are a limited liability company) or your full-time manager approved by us shall devote full time, energy and best efforts to the management and operation of the Franchised Restaurant. At all times during the term of this Agreement, the on-site day to day management and operation of the Franchised Restaurant shall be conducted by someone who has been approved by us and who has satisfactorily completed our training program.

       C. You covenant that during the term of this Agreement, except as otherwise approved in writing by us, you will not, either directly or indirectly, for yourself, or through, on behalf of, or in conjunction with any person, persons, partnership, corporation or company:

            1. Divert or attempt to divert any business or customer of the Franchised Restaurant to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with the Marks or the System.

            2. Employ or seek to employ any person who is at that time employed by us, our affiliates, or by any other franchisee of ours, or otherwise directly or indirectly induce or seek to induce such person to leave his or her employment thereat.

            3. Directly or indirectly, for yourself or through, on behalf of, or in conjunction with any person or entity, own, manage, operate, maintain, engage in, consult with or have any interest in: a) any restaurant business, b) any prepared food business, or c) any other business which sells or offers to dispense prepared food products the same as or similar to the type sold in the System.

       D. You specifically acknowledge that, pursuant to this Agreement, you will receive valuable training and confidential information, including, without limitation, information regarding our promotional, operational, sales and marketing methods and techniques and the System. Accordingly, you covenant that, except as otherwise approved in writing by us, you will not, for a period of two (2) years after the expiration or termination of this Agreement, regardless of the cause of termination, or within two (2) years of the sale of the Franchised Restaurant or any interest in you, either directly or indirectly, for yourself, or through, on behalf of, or in conjunction with any person or entity, own, manage, operate, maintain, engage in, consult with or have any interest in: i) any restaurant business, ii) any prepared food business, or iii) any other business which sells or offers to dispense prepared food products the same as or similar to the type sold in the System:

            1.    At the premises of the former Franchised Restaurant;

            2. Within a radius of ten (10) miles of the former Franchised Restaurant; or

            3. Within a radius of ten (10) miles of the location of any other business using the System, whether franchised or owned by us or our affiliates.

       E. You will not, at any time during or after the term of this Agreement, divulge to any person, partnership, corporation or any other entity any information, trade secrets, the ingredients, recipes, cooking techniques and processes, used in the Trade Secret Food Products, and other food and beverage products and Menu Items used in the System or any information stated in the Manuals.

       F. The parties agree that each of the foregoing covenants shall be construed as independent of any other covenant or provision of this Agreement. If all or any portion of a covenant in this Paragraph XV is held unreasonable or unenforceable by a court or agency having valid jurisdiction in an unappealed final decision to which we are a party, you will be bound by any lesser covenant subsumed within the terms of such covenant that imposes the maximum duty permitted by law, as if the resulting covenant were separately stated in and made a part of this Paragraph XV.

       G. You understand and acknowledge that we have the right, in our sole discretion, to reduce the scope of any covenant set forth in Paragraphs XV.C. and XV.D. in this Agreement, or any portion thereof, without your consent, effective immediately upon receipt by you of written notice thereof, and you shall comply forthwith with any covenant as so modified, which shall be fully enforceable notwithstanding the provisions of Paragraph XXVI hereof.

       H. We have the right to require all of your current and future shareholders, directors, officers, partners, members, managers and all personnel performing managerial or supervisory functions and all personnel receiving training from us to execute similar covenants in a form satisfactory to us.

XVI.   DEFAULT AND TERMINATION

       A. If you are in substantial compliance with this Agreement and we materially breach this Agreement and fail to cure such breach within a reasonable time after written notice thereof is delivered to us, you may terminate this Agreement. "Reasonable time," as used herein, shall be construed as allowing us at least thirty (30) days within which to commence curing any such material breach. Such termination shall be effective thirty (30) days after delivery to us of written notice that such breach has not been cured and you elect to terminate this Agreement. An attempted termination of this Agreement by you except as provided in this Paragraph shall be deemed a termination without cause and a breach of this Agreement.

       B. This Agreement shall terminate automatically upon delivery of written notice of termination to you, if you or any shareholder, officer, partner, member or manager:

            1. Fails to satisfactorily complete the training program, including the opportunity to provide an alternate manager, as provided in Paragraph IV of this Agreement;

            2. Has made any material misrepresentation or omission in your application for the franchise;

            3. Is convicted of or pleads no contest to a felony or other crime or offense that is likely to adversely affect your reputation, the Franchised Restaurant, or the goodwill associated with the Marks or System;

            4. Makes any unauthorized use, disclosure or duplication of any portion of the Manuals or duplicates or discloses or makes any unauthorized use of any trade secret or confidential information provided to you by us;

            5. Abandons or fails or refuses to actively operate the Franchised Restaurant for more than five (5) days in any twelve (12) month period or for more than two (2) consecutive business days in any twelve (12) month period, unless the Franchised Restaurant has been closed for a purpose approved by us or due to force majeure, or fails to relocate to approved premises within an approved period of time following expiration or termination of the lease for the premises of the Franchised Restaurant;

            6. Surrenders or transfers control of the operation of the Franchised Restaurant, makes an unauthorized direct or indirect assignment of the franchise or an ownership interest in you or fails or refuses to assign the franchise or the interest in you of a deceased or disabled controlling owner thereof as herein required;

            7. Submits to us on five (5) or more separate occasions at any time during the term of this Agreement or on two (2) or more separate occasions during any twelve (12) month period any reports or other data, information or supporting records which understate by more than two percent (2%) the Continuing Fees for any period of, or periods aggregating, three (3) or more months, and you are unable to demonstrate that such understatements resulted from inadvertent error;

            8. Commits any affirmative act of insolvency, or files any petition or action of insolvency, or for appointment of a receiver or trustee, or makes any assignment for the benefit of creditors, or fails to vacate or dismiss within sixty (60) days after filing any such proceedings commenced against you by a third party;

            9. Materially misuses or makes an unauthorized use of any Marks or commits any act which can reasonably be expected to materially impair the goodwill associated with any Marks;

            10. Materially misuses or makes an unauthorized use of our Proprietary Software Program;

            11. Fails on three (3) or more separate occasions within any period of twelve (12) consecutive months or eight (8) or more separate occasions at any time during the term of this Agreement to submit when due reports or other information or supporting records, to pay when due the Continuing Fees, advertising contributions, amounts due for purchases from us and our affiliates or other payments due to us and our affiliates, or otherwise fails to comply with this Agreement, whether or not such failures to comply are corrected;

            12. Continues after written notice from us and/or any governmental authority to violate any health, safety or sanitation law, ordinance or regulation or operates the Franchised Restaurant in a manner that presents a health or safety hazard to your customers or the public;

            13. Fails to commence operations within nine (9) months after execution of this Agreement, or as otherwise required or approved in writing by us; or

            14.   Defaults under the lease, if any, for the Franchised
Restaurant.

       C. This Agreement shall terminate at our sole option without further action by us or notice to you if you or your owner:

            1. Fails or refuses to make payments of any amounts due to us or our affiliates for Continuing Fees, advertising contributions, purchases from us or our affiliates or any other amounts due to us or our affiliates, and does not correct such failure or refusal within ten (10) days after written notice of such failure is delivered to you;

            2. Fails or refuses to comply with any other provision of this Agreement, or any mandatory specification, standard or operating procedure prescribed in the Manuals or otherwise in writing, and does not correct such failure within thirty (30) days (or provide proof acceptable to us that you have made all reasonable efforts to correct such failure and will continue to make all reasonable efforts to cure until a cure is effected if such failure cannot reasonably be corrected within thirty (30) days) after written notice of such failure to comply is delivered to you.

            3. Fails to devote your best efforts to adequately represent the Franchised Restaurant in your Designated Area through your sales and service efforts and does not correct such failure within thirty (30) days (or provide proof acceptable to us that you have made all reasonable efforts to correct such failure and will continue to make all reasonable efforts to cure until a cure is effected if such failure cannot reasonably be corrected within thirty (30) days) after written notice of such failure to comply is delivered to you.

       D. To the extent that the provisions of this Agreement provide for periods of notice less than those required by applicable law, or provide for termination, cancellation, non-renewal or the like other than in accordance with applicable law, such provisions shall, to the extent such are not in accordance with applicable law, not be effective, and we will comply with applicable law in connection with each of these matters.

       E. In addition to our right to terminate this Agreement, and not in lieu of such right or any other rights against you, we, in the event that you have not cured a default under this Agreement within the twenty (20) days after receipt of a written notice to cure from us, may, at our option, enter upon the premises of the Franchised Restaurant and exercise complete authority with respect to the operation of the Franchised Restaurant until such time as we determine that your default has been cured and that there is compliance with the requirements of this Agreement. You specifically acknowledge that our designated representative may take over, control, and operate the Franchised Restaurant, and that you will pay us a service fee of not less than TWO HUNDRED Dollars ($200) per day plus all travel expenses, room and board and other expenses reasonably incurred by such representative so long as it shall be required by the representative to enforce compliance herewith. You further acknowledge that if, as herein provided, we temporarily operate for you the Franchised Restaurant, you will indemnify, defend and hold us harmless and any representative of ours who may act hereunder, from any and all claims arising from the operation of the Franchised Restaurant, including without limitation, acts and omissions of us or our representatives.

XVII.  RIGHTS AND DUTIES OF PARTIES UPON EXPIRATION OR TERMINATION

Upon termination or expiration, this Agreement and all rights granted hereunder to you will forthwith terminate, and:

       A. You will immediately cease to operate the Franchised Restaurant under this Agreement, and shall not thereafter, directly or indirectly, represent to the public or hold yourself out as a present or former franchisee of ours.

       B. Upon our demand, you will assign to us your interest in any lease then in effect for the Franchised Restaurant premises.

       C. You will immediately and permanently cease to use, by advertising or in any manner whatsoever, any confidential methods, procedures, and techniques associated with the System; the Marks and distinctive forms, slogans, signs, symbols, logos, or devices associated with the System. In particular, you will cease to use, without limitation, all signs, advertising materials, stationery, forms, and any other articles which display the Marks associated with the System.

       D. You will take such action as may be necessary to cancel or assign to us or our designee, at our option, any assumed name rights or equivalent registration filed with state, city, or county authorities which contains the name "Buffalo Wild Wings," "bw-3" or any Mark, and you will furnish us with evidence satisfactory to us of compliance with this obligation within thirty
(30) days after termination or expiration of this Agreement.

       E. You will, in the event you continue to operate or subsequently begin to operate any other business, not use any reproduction, counterfeit, copy or colorable imitation of the Marks either in connection with such other business or the promotion thereof, which is likely to cause confusion, mistake or deception, or which is likely to dilute our exclusive rights in and to the Marks and will not utilize any designation of origin or description or representation which falsely suggests or represents an association or connection with us so as to constitute unfair competition. You will make such modifications or alterations to the premises of the Franchised Restaurant (including, without limitation, the changing of the telephone number) immediately upon termination or expiration of this Agreement as may be necessary to prevent any association between us or the System and any business thereon subsequently operated by you or others, and will make such specific additional changes thereto as we may reasonably request for that purpose, including, without limitation, removal of all distinctive physical and structural features identifying the System. In the event you fail or refuse to comply with the requirements of this Paragraph XVII, we have the right to enter upon the premises where your Franchised Restaurant was conducted, without being guilty of trespass or any other tort, for the purpose of making or causing to be made such changes as may be required at your expense, which expense you will pay upon demand.

       F. You will promptly pay all sums owing to us and our affiliates. In the event of termination for any default, such sums will include all damages, costs, and expenses, including reasonable attorneys' fees, incurred by us as a result of the default.

       G. You will pay to us all damages, costs and expenses, including reasonable attorneys' fees, incurred by us in obtaining injunctive or other relief for the enforcement of any provisions of this Agreement.

       H. You will immediately return to us at your cost all Manuals, our Proprietary Software Program, customer lists, records, files, instructions, brochures, agreements, disclosure statements, and any and all other materials provided by us to you relating to the operation of the Franchised Restaurant (all of which are acknowledged to be our property).

       I. We will have the right, title and interest to any sign or sign faces bearing the Marks. You hereby acknowledge our right to access the premises of the Franchised Restaurant if we elect to take possession of any sign or sign faces bearing the Marks.

       J. You hereby acknowledge that all telephone numbers used in the operation of the Franchised Restaurant constitute assets of the Franchised Restaurant; and upon termination or expiration of this Agreement you will assign to us or our designee, all right, title, and interest in and to your telephone numbers and will notify the telephone company and all listing agencies of the termination or expiration of your right to use any telephone number and any regular, classified or other telephone directory listing associated with the Marks and to authorize a transfer of same to or at our direction.

       K. We will have the right (but not the duty), to be exercised by notice of intent to do so within sixty (60) days after termination or expiration, to purchase for cash any or all assets of the Franchised Restaurant, including leasehold improvements, equipment, supplies, and other inventory, advertising materials, and all items bearing the Marks, at your cost or fair market value, whichever is less. You acknowledge that, pursuant to Paragraph XVII.I. of this Agreement, all signs and sign faces bearing the Marks are specifically excluded from this provision as such signs and sign faces are deemed to be our property. If the parties cannot agree on fair market value within a reasonable time, the determination of fair market value shall be determined by an appraiser selected by us and you. If you and we cannot agree on a single appraiser, each party shall select one appraiser, who together will select a third appraiser and the fair market value will be the average of the three (3) independent appraisers. Each party will pay their own appraiser and the cost of the third appraiser will be shared equally by the parties. If we elect to exercise any option to purchase as herein provided, we have the right to set off all amounts due from you under this Agreement, if any, against any payment therefor.

       L. You will comply with the covenants contained in Paragraph XV of this Agreement.

XVIII. TRANSFERABILITY OF INTEREST

       A. This Agreement and all rights hereunder can be assigned and transferred by us and, if so, shall be binding upon and inure to the benefit of our successors and assigns.

       B. This Agreement, and your rights and obligations under it, are and shall remain personal to you. The term "Transfer" shall mean any sale, assignment, gift, pledge, mortgage or any other encumbrance, transfer by bankruptcy, transfer by judicial order, merger, consolidation, share exchange, transfer by operation of law or otherwise, whether direct or indirect, voluntary or involuntary, of this Agreement or any interest in it, or any rights or obligations arising under it, or of any material portion of your assets, or of any interest in you. You (and your shareholders, partners and members) will not directly or indirectly make a Transfer without our prior written consent. We will not withhold our consent to a Transfer, subject to all of the following conditions being satisfied:

            1. You are in full compliance with this Agreement, you have no uncured defaults, all your fees, debts and financial obligations to us, our affiliates and the Fund are current, and you are current in your required local advertising expenditures;

            2. You execute a written agreement in a form satisfactory to us in which you and your owners covenant to observe all applicable post-term obligations and covenants contained in this Agreement;

            3. The proposed transferee enters into a written agreement in a form satisfactory to us assuming and agreeing to discharge all of your obligations and covenants under this Agreement for the remainder of its term or, at our option, execute our then-current standard form of franchise agreement (which may provide for different fees, advertising requirements, duration, and other rights and obligations from those provided in this Agreement);

            4. The proposed transferee agrees in writing to perform such maintenance, remodeling and re-equipping of the Restaurant that we determine necessary to bring the Restaurant in compliance with our then-current standards;

            5. Prior to the date of the proposed Transfer, the proposed transferee's management team successfully completes such training and instruction as we deem necessary;

            6. We are satisfied that the proposed transferee (and if the proposed transferee is an entity, all holders of any interest in such entity) meets all of the requirements for our new franchisees applicable on the date we receive notice of the proposed transfer and including, but not limited to, good reputation and character, business experience, restaurant management experience, and financial strength and liquidity;

            7. You and all holders of an interest in you execute a general release, in the form prescribed by us, releasing, to the fullest extent permitted by law, all claims that you or any of your investors may have against us and our affiliates, including our and their respective shareholders, officers, directors and employees, in both their individual and corporate capacities;

            8. You pay us a transfer fee equal to one-half (1/2) of the then-current Initial Franchise Fee; and

            9.    We waive our right of first refusal under Paragraph XX.

       C. Application for our consent to a transfer and tender of the right of first refusal provided for in Paragraph XX, will be accompanied by the documents (including a copy of the proposed purchase or other transfer agreement) or other information required by us. Any agreement used in connection with a transfer including a lease or management agreement, shall be subject to our prior written approval.

       D. In the event you are a corporation, partnership, limited liability company or other entity, any transfer of stock (or other form of ownership interest) constituting a controlling interest in you will be subject to the consent, right of first refusal, transfer fee and all other applicable provisions of this Agreement. For purposes of this Paragraph XVIII, any change in the percentage you owned, directly or indirectly, by any person or entity who directly or indirectly owns an interest in you (including any addition or deletion of any such person or entity) which results in a change in forty-nine percent (49%) or more of your ownership or any series of changes in the percentage you owned, directly or indirectly, by any such person or entity (including any addition or deletion of any such person or entity) which results within a period of three (3) years in any change in forty-nine percent (49%) or more of your ownership shall be deemed a transfer of a controlling interest in you. Any individual transfer of an interest less than a controlling interest in you or the Franchised Restaurant must have our prior written consent, which will not be unreasonably withheld, but will not be subject to our right of first refusal or the payment of the transfer fee. You will however, reimburse us for its out-of-pocket expenses incurred in approving the transfers including our attorneys' fees. Any person who acquires any interest in you, this Agreement or the Franchised Restaurant must execute the Owner Agreement attached as EXHIBIT A to this Agreement.

       E. You will not, without our prior written consent, place in, on or upon the location of the Franchised Restaurant, or in any communication media, any form of advertising, or list with any business, real estate broker, agent, or attorney any information relating to the sale of the Franchised Restaurant or the rights granted hereunder.

XIX.   YOUR DEATH OR INCAPACITY

       A. In the event of your death or incapacity, or the death or incapacity of any partner, any shareholder owning fifty percent (50%) or more of your capital stock, or any Member who owns a majority interest in a limited liability company, the heirs, beneficiaries, devisees, or legal representatives of said individual, partner or shareholders shall, within one hundred eighty (180) days of such event:

            1. Apply to us for the right to continue to operate the franchise for the duration of the term of this Agreement and any renewals hereof, which right shall be granted upon the fulfillment of all of the conditions set forth in Paragraph XVIII. of this Agreement (except that no transfer fee shall be required); or

            2. Sell, assign, transfer, or convey your interest in compliance with the provisions of Paragraphs XVIII and XX of this Agreement; provided, however, in the event a proper and timely application for the right to continue to operate has been made and rejected, the one hundred eighty (180) days to sell, assign, transfer or convey shall be computed from the date of said rejection. For purposes of this Paragraph, our silence on an application made pursuant to Paragraph XIX.A.1. through the one hundred and eighty (180) days following the event of death or incapacity shall be deemed a rejection made on the last day of such period.

       B. In the event of the death or incapacity of an individual franchisee, or any partner or shareholder of you which is a partnership or corporation, where the aforesaid provisions of Paragraph XVIII have not been fulfilled within the time provided, all rights licensed to you under this Agreement shall, at our option, terminate forthwith and we will have the option to purchase the assets of the Franchised Restaurant in accordance with Paragraph XVII.K. herein.

XX.    RIGHT OF FIRST REFUSAL

       If you or your owners propose to sell the Franchised Restaurant (or its assets) or a controlling interest in the ownership of you as defined in Paragraph XVIII, you or your owners will obtain and deliver a bona fide, executed written offer to purchase same to us, which shall, for a period of thirty (30) days from the date of delivery of such offer to us, have the right, exercisable by written notice to you or your owners, to purchase the Franchised Restaurant, (its assets) or an ownership interest in you for the price and on the terms and conditions contained in such offer, provided that we may substitute cash for any form of payment proposed in such offer. If we do not exercise this right of first refusal, you may accept the offer, subject to our prior written approval, as provided in Paragraph XVIII hereof, provided that if such offer is not so accepted within six (6) months of the date thereof, we will again have the right of first refusal herein described.

XXI.   OPERATION IN THE EVENT OF ABSENCE, DISABILITY OR DEATH

       In order to prevent any interruption of the Franchised Restaurant which would cause harm to the Franchised Restaurant and thereby depreciate the value thereof, you authorize us, in the event that you are absent or incapacitated by reason of illness or death and are not, therefore, in our sole judgment, able to operate the Franchised Restaurant, to operate the Franchised Restaurant for so long as we deem necessary and practical, and without waiver of any other rights or remedies we may have under this Agreement. Provided, however, that we shall not be obligated to so operate the Franchised Restaurant. All monies from the operation of the business during such period of operation by us shall be kept in a separate account and the expenses of the Franchised Restaurant, including reasonable compensation and expenses for our representative, shall be charged to said account. If, as herein provided, we temporarily operate for you the Franchised Restaurant, you will indemnify and hold us harmless and any representative of ours who may act hereunder, from any and all claims arising from the operation of the Franchised Restaurant, including, without limitation, our acts and omissions and acts and omissions of our representatives.

XXII.  INDEPENDENT CONTRACTOR AND INDEMNIFICATION

       A. This Agreement does not make, appoint or constitute you as our agent, legal representative, joint venturer, partner, employee, or servant for any purpose whatsoever. You cannot represent to third parties that you are our agent and it is understood between the parties that you will be an independent contractor who is in no way authorized to make any contract, agreement, warranty or representation on our behalf, or to create any obligation, express or implied, on our behalf. As an independent entrepreneur, you are solely responsible for the control, management and day-to-day operation of the Franchised Restaurant, including but not limited to, such matters as determining the prices at which you will offer and sell approved products and services, hiring and discharging your employees and setting and paying wages and benefits of your employees and that we will have no power, responsibility or liability with respect to such pricing, hiring, discharging, setting and paying of wages or related matters. All standards of quality and performance, including those listed in Paragraph XII, are established to promote and protect the value of the Marks and the System and to insure optimum quality control as to products and services. You alone are responsible for the food production and preparation at the Franchised Restaurant.

       B. You will prominently display, by posting of a sign within public view, on or in the premises of the Franchised Restaurant, a statement that clearly indicates that the Franchised Restaurant is independently owned and operated by you as a franchisee and not as an agent.

       C. You agree to indemnify, defend and hold us and our affiliates harmless from and against any and all claims, losses, damages and liabilities, however caused, arising directly or indirectly from, as a result of, or in connection with, the use and operation of the Franchised Restaurant, as well as the costs, including attorneys' fees, of defending against them (hereinafter are "Franchise Claims"). Franchise Claims include, but are not limited to, those arising from any death, personal injury or property damage (whether caused wholly or in part through our active or passive negligence), latent, or other defects in the Franchised Restaurant, or your employment practices. In the event a Franchise Claim is made against us, we reserve the right in our sole discretion to select our own legal counsel to represent our interests and you will reimburse us for our attorneys' fees immediately upon our request as they are incurred.

XXIII. MISCELLANEOUS

       A. Our failure to exercise any power reserved to us hereunder, or to insist upon strict compliance by you with any obligation or condition hereunder, and any custom or practice of the parties in variance with the terms hereof, shall not constitute a waiver of our right to demand exact compliance with the terms hereof. Our waiver of any default by you shall not be binding unless in writing and executed by us and shall not affect or impair our right with respect to any subsequent default of the same or of a different nature.

       B. Any and all notices required or permitted under this Agreement shall be in writing and shall be personally delivered, mailed by certified mail, return receipt requested, or sent overnight courier to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:

Notices to Us:    bw-3 FRANCHISE SYSTEMS, INC.
                  1919 Interchange Tower
                  600 South Highway 169
                  Minneapolis, Minnesota 55426

Copy to           Mary Beth Brody, Esq.
                  Fredrikson & Byron, P.A.
                  1100 International Centre
                  900 Second Avenue South
                  Minneapolis, MN 55402

Notices to You:   At the address specified on Page 1 of this Agreement.

Copy to:
                  -------------------------------

                  -------------------------------

                  -------------------------------


Any notice by certified mail shall be deemed to have been given at the date and time of mailing. If you fail to provide us with written notice of alleged breach of this Agreement or any other legal claims within one (1) year from the date that you have knowledge of or becomes aware of such breach or grounds for claim, then the alleged breach or claim shall be deemed waived.

       C. In the event either party brings an action to enforce the terms of this Agreement or to enjoin the violation of any of its terms and prevails, such party shall be entitled to recover all litigation costs including attorneys' fees.

       D. This Agreement and the Exhibits attached shall be construed together and constitute the entire, full and complete agreement between the parties concerning the subject matter hereof, and supersede all prior agreements. No other representation has induced you to execute this Agreement, and there are no representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein, which are of any force or effect with reference to this Agreement or otherwise. No amendment, change or variance from this Agreement shall be binding on either party unless executed in writing, signed by both parties.

       E. Each Paragraph, part, term and/or provision of this Agreement shall be considered severable, and if, for any reason, any Paragraph, part, term and/or provision herein is determined to be invalid and contrary to, or in conflict with any existing or future law or regulation, such shall not impair the operation of or affect the remaining portions, sections, parts, terms and/or provisions of this Agreement, and the latter will continue to be given full force and effect and bind the parties hereto; and said invalid sections, parts, terms and/or provisions shall be reformed to most nearly implement the intentions of the parties hereto or, if reformation is not possible, be deemed not part of this Agreement; provided, however, that if we determine that said finding of illegality adversely affects the basic consideration of this Agreement, we may, at our option, terminate this Agreement. Anything to the contrary herein notwithstanding, nothing in this Agreement is intended, nor shall be deemed, to confer upon any person or legal entity other than you and us and such of their respective successors and assigns as may be contemplated by this Agreement, any rights or remedies under or by reason of this Agreement.

XXIV.  APPLICABLE LAW

       A. THIS AGREEMENT TAKES EFFECT UPON ITS ACCEPTANCE AND EXECUTION BY US, AND SHALL BE INTERPRETED AND CONSTRUED UNDER THE LAWS OF THE STATE IN WHICH THE FRANCHISED RESTAURANT IS LOCATED, EXCEPT TO THE EXTENT GOVERNED BY THE UNITED STATES TRADEMARK ACT OF 1946 (LANHAM ACT, 15, U.S.C. SECTIONS 1051 ET SEQ). YOU AGREE THAT ANY DISPUTES BETWEEN YOU AND US, bw-3, INC. OR OUR OTHER AFFILIATES SHALL ALSO BE CONSTRUED UNDER THE LAWS OF THE STATE IN WHICH THE FRANCHISED RESTAURANT IS LOCATED.

       B. ANY ACTION SOUGHT TO BE BROUGHT BY EITHER PARTY OR ANY ACTION BROUGHT BY YOU AGAINST OUR PARENT OR OTHER AFFILIATE, SHALL BE BROUGHT IN THE UNITED STATES DISTRICT COURT OR THE STATE DISTRICT COURT IN THE STATE IN WHICH OUR COMPANY HEADQUARTERS ARE LOCATED. AS OF THE DATE OF THIS AGREEMENT, THE LOCATION IS HENNEPIN COUNTY, MINNESOTA. THE PARTIES DO HEREBY WAIVE ALL QUESTIONS OF PERSONAL JURISDICTION OR VENUE FOR THE PURPOSES OF CARRYING OUT THIS PROVISION.

       C. NO RIGHT OR REMEDY CONFERRED UPON OR RESERVED TO US OR YOU BY THIS AGREEMENT IS INTENDED TO BE, NOR SHALL BE DEEMED, EXCLUSIVE OF ANY OTHER RIGHT OR REMEDY HEREIN OR BY LAW OR EQUITY PROVIDED OR PERMITTED, BUT EACH SHALL BE CUMULATIVE OF EVERY OTHER RIGHT OR REMEDY.

       D. NOTHING HEREIN CONTAINED SHALL BAR OUR RIGHT TO OBTAIN INJUNCTIVE RELIEF AGAINST THREATENED CONDUCT THAT WILL CAUSE US LOSS OR DAMAGES, UNDER THE USUAL EQUITY RULES, INCLUDING THE APPLICABLE RULES FOR OBTAINING RESTRAINING ORDERS AND PRELIMINARY INJUNCTIONS.

XXV.   DISPUTE RESOLUTION

       A. The parties have entered into this Agreement in good faith and in the belief that it is mutually advantageous to them. It is with that same spirit of cooperation that they pledge to attempt to resolve any dispute amicably without the necessity of litigation. Accordingly, they agree that except as set forth below, if any dispute arises between them relating to this Agreement that prior to the commencement of any legal action to interpret or enforce this Agreement, they will first use the procedures specified in this Section.

       B. The party seeking to initiate the procedure shall give written notice to the other party, describing in general terms the nature of the dispute, the claim for relief and identifying one or more individuals with authority to settle the dispute on such party's behalf. The party receiving such notice shall have ten (10) business days within which to designate by written notice one or more individuals with authority to settle the dispute on such party's behalf.

       C. The authorized individuals shall be entitled to make such investigation of the dispute as they deem appropriate, but agree to meet promptly, and in no event later than thirty (30) days from the date of the initial written notice, to discuss resolution of the dispute. The authorized individuals shall meet at such times and places and with such frequency as they may agree. If the dispute has not been resolved within thirty (30) days from the date of their initial meeting, the parties shall cease direct negotiations and shall submit the dispute to mediation in accordance with the following procedure.

       D. The authorized individuals shall have five (5) business days from the date they cease direct negotiations to submit to each other a written list of acceptable qualified mediators not affiliated with any of the parties. Within five (5) days from the date of receipt of such list, the authorized individuals shall rank the mediators in numerical order of preference and exchange such rankings. If one or more names are on both lists, the highest ranking person shall be designated as the mediator. If no mediator has been selected under this procedure, the parties agree jointly to request the local administrative judge of the County in which our corporate headquarters are situated to supply within ten (10) business days a list of potential qualified mediators. Within five (5) business days of receipt of the list, the parties shall again rank the proposed mediators in numerical order of preference and shall simultaneously exchange such lists and shall select as the mediator the individual receiving the highest combined ranking. If such mediator is not available to serve, they shall proceed to contact the mediator who was next highest in ranking until they are able to select a mediator.

       E. In consultation with the mediator selected, the parties shall promptly designate a mutually convenient time and place for the mediation, and unless circumstances require otherwise, such time is to be not later than forty-five (45) days after selection of the mediator. In the event any party to this Agreement has substantial need for information in the possession of another party to this Agreement in order to prepare for the mediation, all parties shall attempt in good faith to agree on procedures for the expeditious exchange of such information, with the help of the mediator if required. At least seven (7) days prior to the first scheduled session of the mediation, each party shall deliver to the mediator and to the other party a concise written summary of its views on the matter in dispute, and such other matters required by the mediator. The mediator may also request that a confidential issue paper be submitted to him by each party.

       F. In the mediation, each party shall be represented by an authorized individual and may be represented by counsel. In addition, each party may, with permission of the mediator, bring such additional persons as are needed to respond to questions, contribute information and participate in the negotiations.

       G. The mediator shall determine the format for the meetings, designed to assure that both the mediator and the authorized individuals have an opportunity to hear an oral presentation of each party's views on the matter in dispute, and that the authorized parties attempt to negotiate a resolution of the matter in dispute, with or without the assistance of counsel or others, but with the assistance of the mediator. To this end, the mediator is authorized to conduct both joint meetings and separate private caucuses with the parties. The mediation session shall be private. The mediator will keep confidential all information learned in private caucus with any party unless specifically authorized by such party to make disclosure of the information to the other party. The parties agree to sign a document agreeing that the mediator shall be governed by the provisions of the local Rules of Civil Procedure and such other rules as the mediator shall prescribe. The parties commit to participate in the proceedings in good faith with the intention of resolving the dispute, if at all possible.

       H. The parties agree to participate in the mediation procedure to its conclusion. The mediation shall be terminated (i) by the execution of a settlement agreement by the parties, (ii) by a declaration of the mediator that the mediation is terminated, or (iii) by a written declaration of a party to the effect that the mediation process is terminated at the conclusion of one full day's mediation session. Even if the mediation is terminated without a resolution of the dispute, the parties agree not to terminate negotiations and not to commence any legal action or seek other remedies prior to the expiration of five (5) days following the mediation. The fees and expenses of the mediator shall be shared equally by the parties. The mediator shall be disqualified as a witness, consultant, expert or counsel for any party with respect to the dispute and any related matters.

       I. Mediation is a compromise negotiation for purposes of the Federal and State Rules of Evidence and constitutes privileged communication. The entire mediation process is confidential, and no stenographic, visual or audio record shall be made. All conduct, statements, promises, offers, views and opinions, whether oral or written, made in the course of the mediation by any party, by their agents, employees, representatives or other invitees and by the mediator are confidential and shall, in addition and where appropriate, be deemed to be privileged. Such conduct, statements, promises, offers, views and opinions shall not be discoverable or admissible for any purposes, including impeachment, in any litigation or other proceeding involving the parties, and shall not be disclosed to anyone not an agent, employee, expert, witness, or representative of any of the parties; provided however, that evidence otherwise discoverable or admissible is not excluded from discovery or admission as a result of its use in the mediation.

       J. Nothing herein contained shall bar our right to seek and obtain temporary injunctive relief from a court of competent jurisdiction in accordance with applicable law against any conduct or threatened conduct by you which could impair the goodwill associated with the Marks.

       K. The parties (and their respective owners) agree to waive, to the fullest extent permitted by law, the right to or claim for any punitive or exemplary damages against the other and agree that in the event of a dispute between them, each will be limited to the recovery of actual damages sustained.

XXVI.  OWNER AGREEMENT

       The franchisee ("you") includes all persons who succeed to the interest of the original franchisee by permitted transfer or operation of law and shall be deemed to include not only the individual or entity described in the introductory paragraph of this Agreement but shall also include all partners if you are a partnership, all shareholders if you are a corporation and all members if you are a limited liability company. By their signatures hereto, all of your officers, partners, members and managers acknowledge and accept the duties and obligations imposed upon each of them, individually, by the terms of this Agreement. All partners, all shareholders, or all members, as the case may be, and your restaurant manager must execute the Owner Agreement attached as EXHIBIT A and made a part hereof.

XXVII. ACKNOWLEDGEMENTS

       A. You acknowledge that the success of the business venture contemplated to be undertaken by you by virtue of this Agreement is speculative and depends, to a large extent, upon your ability as an independent businessperson, and your participation in the daily affairs of the business as well as other factors. We do not make any representation or warranty, express or implied, as to the potential success of the business venture contemplated hereby.

       B. You acknowledge that other of our franchisees have been or will be granted franchises at different times and in different situations, and further acknowledges that the provisions of such franchises may vary substantially from those contained in this Agreement.

       C. You represent and acknowledge that you have received, read and understood this Agreement and our Uniform Franchise Offering Circular, and that we have fully and adequately explained the provisions of each to your satisfaction, and that we have accorded you ample time and opportunity to consult with advisors of your own choosing about the potential benefits and risks of entering into this Agreement.

       D. You and each agent signing on your behalf acknowledge that the officers, partners, members and/or managers who are signing this Agreement on your behalf are authorized to execute the Agreement and bind you to its terms.

       E. It is contemplated that the parties may execute this Agreement on different dates. The date of execution and the commencement of the term of this Agreement shall take place on the date this Agreement is executed by us.

       IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed and delivered this Agreement in duplicate the day and year first above written.



                                    FRANCHISOR:

ATTEST:                             BW-3 FRANCHISE SYSTEMS, INC.


                                    By
------------------------------        ------------------------------------------
Witness
                                    Its
                                        ----------------------------------------


                                    FRANCHISEE:

ATTEST:
                                    --------------------------------------------


                                    By
------------------------------        ------------------------------------------
Witness
                                    Its
                                        ----------------------------------------


ATTEST:


                                    By
------------------------------        ------------------------------------------
Witness
                                    Its
                                        ----------------------------------------

                                     EXHIBIT A

                                 BUFFALO WILD WINGS
                                  OWNER AGREEMENT


       As a condition to the granting by bw-3 Franchise Systems, Inc. ("we" or "us") of an Area Development Agreement and/or one or more Franchise Agreements executed (collectively the "Agreements") providing certain rights relating to Buffalo Wild Wings Restaurants (the "Restaurants") to ________________________ ________________ ("Franchisee"), each of the undersigned individuals ("you"), who constitute each beneficial holder of an interest in the Franchisee, covenants and agrees to be bound by the terms and restrictions of this Agreement ("Agreement"):

       1. ACKNOWLEDGMENTS. Each of you, jointly and severally, represents and warrants to us:

            A. That you are the holders of all equity, voting and other interests in Franchisee and/or all options, warrants and rights to acquire an interest in Franchisee and that the address and telephone number set forth next to your name below are accurate and complete and you will immediately advise us of any change in the information and we may use or distribute the same as required by law, including in our Uniform Franchise Offering Circular;

            B. That Franchisee is a corporation, limited liability company or partnership, duly organized, validly existing and in good standing under the laws of the State of ____________________, and that Franchisee is qualified to do business in the state where the Restaurant(s) are to be located;

            C. It is a condition to the granting of the franchise to Franchisee that you enter into this Agreement and we have entered into the Agreements in reliance upon your agreement to do so, and will continue to do so;

            D. That, as Franchisee's owners, you have received adequate consideration to support your execution of this Agreement.

       2.   CONFIDENTIALITY AND NON-COMPETITION AGREEMENTS.

            A. IN TERM COVENANT NOT-TO-COMPETE. Each of you agrees that during the period Franchisee operates any Buffalo Wild Wings and/or bw-3 Restaurants, or has any beneficial interest therein, or holds any rights to develop one or more such Restaurants (including all renewal periods) you shall not directly or indirectly on your own account or as an employee, consultant, partner, officer, director, shareholder or member of any person, firm, entity, partnership, corporation or company, own, operate, lease franchise, engage in, be connected with, have any interest in, or assist any person or entity engaged in: 1) any restaurant business, 2) any prepared food business, or 3) any other business which sells prepared food products the same or similar as the type sold in our System.

            B. POST TERM COVENANT NOT-TO-COMPETE. Each of you agrees that for a two-year period after Franchisee ceases to have any interest in any Restaurants or any rights to develop Restaurants, regardless of the reasons such interest ceases or terminates, you will not directly or indirectly on your own account or as an employee, consultant, partner, officer, director, shareholder or member of any person, firm, entity, partnership, corporation or company, own operate, lease franchise, engage in, be connected with, have any interest in, or assist any person or entity engaged in: 1) any restaurant business, 2) any prepared food business, or 3) any other business which sells prepared food products the same or similar as the type sold in our System; which is located at or within a ten (10) mile radius of your former Franchised Restaurant or any Buffalo Wild Wings or bw-3 Restaurant.

            C. APPROPRIATION AND DISCLOSURE OF INFORMATION. Except as permitted under the Agreements, you will not at any time use, copy or duplicate the System or any aspect thereof, or any of our trade secrets, recipes, methods of operation, processes, formulas, advertising, marketing, designs, plans, software, programs, know-how or other proprietary ideas or information, nor will you convey, divulge, make available or communicate such information to any third party or assist others in using, copying or duplicating any of the foregoing.

            D. INFRINGEMENT; VALIDITY OF MARKS AND COPYRIGHTS; REGISTRATIONS. You will not at any time commit any act that would infringe upon or impair the value of the System or the Marks, nor will you engage in any business or market any product or service under a name, mark, or design that is confusingly or deceptively similar to any of the Marks. You agree that you will not, at any time directly or indirectly challenge or contest the validity of, or take any action to jeopardize our rights in or ownership of, any of the Marks or any registration of a Mark or any copyrighted work. If you violate this provision, we shall be entitled to all equitable, monetary, punitive and any other relief that may be available under applicable law, as well as the recovery of all costs, expenses and attorneys' fees incurred by us as a result of such violation.

            E. SOLICITATION OF EMPLOYEES. You agree that from and after the date hereof, you will not solicit, entice, induce to leave employment or hire directly or indirectly, any person who has been employed by us or by our affiliates or franchisees within the previous twelve (12) month period.

            F. TRADE SECRETS AND CONFIDENTIAL INFORMATION. You understand and agree that we have disclosed or may disclose to you certain confidential or proprietary information and trade secrets. Except as necessary in connection with the operation of the Restaurant and as approved by us, you shall not, at any time (during or after term), regardless of the cause of termination, directly or indirectly, use for your own benefit or communicate or divulge to, or use for the benefit of any other person or entity, any trade secrets, confidential information, knowledge or know-how concerning the recipes, food products, advertising, marketing, designs, plans, software, programs or methods of operation of the Restaurant or the System. You shall disclose to your employees only such confidential, proprietary or trade secret information as is necessary to operate your business hereunder and then only while this Agreement is in effect. Any and all information, knowledge, or know-how, including without limitation, drawings, materials, equipment, marketing, recipes and other data, that we designate under the Agreements as secret or confidential shall be deemed secret and confidential for purposes of this Agreement.

            G. REASONABLENESS OF SCOPE AND DURATION. You agree that the covenants and agreements contained in Section 2 are, taken as a whole, reasonable with respect to the activities covered and their geographic scope and duration, and no party shall raise any issue of the reasonableness of the areas, activities or duration of any such covenants in any proceeding to enforce any such covenants. Each of you acknowledge and agree that you have other skills and resources and that the restrictions contained in this Section will not hinder your activities or ability to make a living either under the Agreement or in general.

            H. ENFORCEABILITY. Each of you agree that we may not be adequately compensated by damages for a breach of any of the covenants and agreements contained herein, and that we shall, in addition to all other remedies, be entitled to injunctive relief and specific performance. The covenants and agreements contained in this Section 2 shall be construed as separate covenants and agreements, and if any court shall finally determine that the restraints provided for in any such covenants and agreements are too broad as to the area, activity or time covered, said area, activity or time covered may be reduced to whatever extent the court deems reasonable, and such covenants and agreements shall be enforced as to such reduced area, activity or time. To the extent required by the laws of the state in which the Restaurant is located, the duration or the geographic areas included within the foregoing covenants, or both, shall be deemed amended in accordance with Section 2.

       3.   GUARANTY.

            A. GUARANTY. Each of you personally and unconditionally guaranty to us and to our parent and other affiliates, as well as any of their successors or assigns, the punctual payment when due of all sums, indebtedness and liabilities of every kind and nature that Franchisee may now or in the future owe to any of us (including interest, and all attorneys' fees, costs and expenses incurred by any of us in collection).

            B. COVENANTS AND ACKNOWLEDGMENTS. Each of you covenant and agree that: (1) liability under this guaranty shall be joint and several; (2) that this is a guaranty of payment and not of collection and you shall render any payment required under the Agreements or this guaranty upon demand; (3) this guaranty shall extend to all amounts you may now or in the future owe to any of us, whether pursuant to the Agreements, another agreement with us or otherwise;
(4) your liability under this guaranty shall not be contingent or conditioned upon pursuit by us of any remedies against Franchisee or any of you; (5) your liability hereunder shall not be diminished, relieved, or otherwise affected by any extension of time, credit, or other indulgence or waiver that we may from time to time grant to Franchisee or to any of you, including, without limitation, the acceptance of partial payment or performance, the compromise or release of any claims, the release of any other guarantor, or our consent to any transfer or assignment of the franchise or any interest therein and expressly reserve all rights that we may have against you.

            C. TERM OF GUARANTY. This guaranty and your obligations under it shall continue in effect so long as you operate any Buffalo Wild Wing Restaurant or hold any beneficial interest therein and for a one (1) year period thereafter. Further, this guaranty shall be extended during any period in which
(1) any of us is involved in any judicial or administrative process with Franchisee or any of you (i) to collect any amounts owed us by you, or (ii) to enforce the terms of this guaranty, or (2) any bankruptcy or similar proceeding involving Franchisee or any of you. Your obligations under this guaranty shall remain in full force and effect without regard to, and shall not be released, discharged or in any way modified or affected by, any circumstance or condition of Franchisee (whether or not you shall have any knowledge or notice thereof), including, without limitation, bankruptcy, insolvency, reorganization, composition, liquidation or similar proceeding or any action taken by any trustee or receiver or by any court in any such proceeding.

            D. WAIVERS. Each of you waives notice of demand, notice of protest, nonpayment or default, and all other notices to which Franchisee or you may be entitled, and all suretyship and guarantor's defenses generally and any and all other notices and legal or equitable defenses to which you may be entitled. You waive all exemptions to which you may now or hereafter be entitled under the laws of this or any other state or of the United States. You waive any right that you may have to require that an action be brought against Franchisee or any other payments and claims for reimbursement or subrogation that you may have against Franchisee arising as a result of your execution and performance of this guaranty.

            E. ASSIGNMENT. This guaranty is personal to you and the obligations and duties imposed in it may not be delegated or assigned; provided, this guaranty shall be binding upon your successors, assigns, estates and personal representatives. This guaranty shall inure to our benefit, and the benefit of our affiliates, successors and assigns.

            F. ENFORCEMENT. If any one or more provisions in this guaranty shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this guaranty shall be construed to bind you to the maximum extent permitted by law that is subsumed within the terms of such provision as though it were separately articulated herein.

       4. COVENANT NOT TO TRANSFER INTERESTS. The Agreements, and your rights and obligations under them, are and shall remain personal to you. Any proposed transfer by you (regardless of the form of transfer) shall be subject to the same terms and conditions contained in the Franchise Agreement. As used herein, the term "Transfer" shall mean any sale, assignment, gift, pledge, mortgage or any other encumbrance, transfer by bankruptcy, transfer by judicial order, merger, consolidation, share exchange, transfer by operation of law or otherwise, whether direct or indirect, voluntary or involuntary, of the Agreements or any interest in any of them or any rights or obligations arising under them, or of any material portion of the business assets, or of any interest in the Franchisee. Each of you agree and covenant that you will not at any time during which Franchisee is a Buffalo Wild Wings/bw-3 franchisee and/or developer, directly or indirectly, voluntarily or involuntarily, make any Transfer, unless you first obtain our written approval in compliance with the same provisions applicable to a transfer by you as set forth in the Agreements. You shall cause all stock certificates (or other documents evidencing an interest or right to acquire an interest) issued by Franchisee to bear a legend indicating that such stock (or other documents) is subject to the restrictions provided for in the applicable Agreement.

       5.   MISCELLANEOUS.

            A. CAPITALIZED TERMS. For purposes of this Agreement, all capitalized terms shall have the same meaning as those terms are defined in the Franchise Agreement.

            B. DISPUTES. Disputes under this Agreement shall be resolved in the same manner as provided under the Franchise Agreement. You expressly acknowledge that the provisions of the Franchise Agreement pertaining to mediation, venue, applicable law, time periods and limitations govern any disputes between us and you.

       IN WITNESS WHEREOF, each of you have signed this Agreement on the date set forth opposite your signature.

Signature:                                      Date:
          --------------------------                 -------------------
Name:
     -------------------------------
Address:
        ----------------------------

------------------------------------

------------------------------------
Percentage Interest:
                    ----------


Signature:                                      Date:
          --------------------------                 -------------------
Name:
     -------------------------------
Address:
        ----------------------------

------------------------------------

------------------------------------
Percentage Interest:
                    ----------


Signature:                                      Date:
          --------------------------                 -------------------
Name:
     -------------------------------
Address:
        ----------------------------

------------------------------------

------------------------------------
Percentage Interest:
                    ----------
Signature:                                      Date:
          --------------------------                 -------------------

Name:
     -------------------------------
Address:
        ----------------------------

------------------------------------

------------------------------------
Percentage Interest:
                    ----------


Signature:                                      Date:
          --------------------------                 -------------------
Name:
     -------------------------------
Address:
        ----------------------------

------------------------------------

------------------------------------
Percentage Interest:
                    ----------


TO BE COMPLETED IF MANAGER IS NOT AN OWNER.

I represent and acknowledge that I am the Manager of a Restaurant and that I agree to be bound by the provisions of Section 2 of this Agreement.


MANAGER


Signature:                                      Date:
          --------------------------                 -------------------
Name:
     -------------------------------
Address:
        ----------------------------

------------------------------------

------------------------------------

                                     EXHIBIT B

                           DESCRIPTION OF DESIGNATED AREA






FRANCHISOR:                               FRANCHISEE:

BW-3 FRANCHISE SYSTEMS, INC.
                                          ------------------------------------


By                                        By
  ----------------------------------        ----------------------------------

   Its                                       Its
       -----------------------------            ------------------------------


                                          By
                                            ----------------------------------

                                             Its
                                                ------------------------------

                                     EXHIBIT C
                                 ADDENDUM TO LEASE


       THIS ADDENDUM TO LEASE, dated ______________, 199__, is entered into by and between _______________________("Lessor"), and __________________________
("Lessee").

       RECITALS:

       A. The parties hereto have entered into a certain Lease Agreement, dated _____________, 199__, and pertaining to the premises located at _________ __________________________________ (the "Lease").

       B. Lessor acknowledges that Lessee intends to operate a Restaurant from the leased premises (the "Premises") pursuant to a Franchise Agreement (the "Franchise Agreement") with bw-3 Franchise Systems, Inc. ("bw-3") under the name "Buffalo Wild Wings" or other name designated by bw-3 ("Franchised Restaurant").

       C. The parties now desire to amend the Lease in accordance with the terms and conditions contained herein.

       AGREEMENT:

       NOW, THEREFORE, it is hereby mutually covenanted and agreed between Lessor and Lessee as follows:

       1. REMODELING AND DECOR. Lessor agrees that Lessee shall have the right to remodel, equip, paint and decorate the interior of the Premises and to display such proprietary marks and signs on the interior and exterior of the Premises as Lessee is reasonably required to do pursuant to the Franchise Agreement and any successor Franchise Agreement under which Lessee may operate a Franchised Restaurant on the Premises.

       2. ASSIGNMENT. Lessee shall have the right to assign all of its right, title and interest in the Lease to bw-3 or any affiliate of bw-3 at any time during the term of the Lease, including any extensions or renewals thereof, without first obtaining Lessor's consent. However, no assignment shall be effective until such time as bw-3 or its designated affiliate gives Lessor written notice of its acceptance of such assignment, and nothing contained herein or in any other document shall constitute bw-3 or its designated affiliate a party to the Lease, or guarantor thereof, and shall not create any liability or obligation of bw-3 or any affiliate of bw-3 unless and until the Lease is assigned to, and accepted in writing by, bw-3 or its designated affiliate. In the event of an assignment, Lessee shall remain liable under the terms of the Lease.

       3.   DEFAULT AND NOTICE.

            (a) In the event there is a default or violation by Lessee under the terms of the Lease, Lessor shall give Lessee and bw-3 written notice of such default or violation within a reasonable time after Lessor receives knowledge of its occurrence. bw-3 will notify Lessor whether it intends to cure the default and take an automatic assignment of Lessee's interest as provided in Paragraph 4(a). bw-3 will have an additional fifteen (15) days in which to cure the default or violation.

            (b) All notices to bw-3 shall be sent by registered or certified mail, postage prepaid, to the following address:

                  bw-3 Franchise Systems, Inc.
                  1919 Interchange Tower
                  600 South Highway 169
                  Minneapolis, MN 55426

                  Attention: Chief Financial Officer
bw-3 may change its address for receiving notices by giving Lessor written notice of such new address. Lessor agrees that it will notify both Lessee and bw-3 of any change in Lessor's mailing address to which notices should be sent.

       4.   TERMINATION OR EXPIRATION.

            (a) Upon the expiration or termination of either the Lease or the Franchise Agreement, bw-3 will, at its option, have the right (but not the requirement) to take an automatic assignment of Lessee's interest.

            (b) Upon the expiration or termination of either the Lease or the Franchise Agreement, Landlord will cooperate with and assist us in gaining possession of premises and if bw-3 does not elect to take an assignment of the Lessee's interest, Lessor will allow bw-3 to enter the Premises, without being guilty of trespass and without incurring any liability to Lessor, to remove all signs, awnings, and all other items identifying the Premises as a Franchised Restaurant and to make such other modifications (such as repainting) as are reasonably necessary to protect the bw-3 marks and system, and to distinguish the Premises from Franchised Restaurants. In the event bw-3 exercises its option to purchase assets of Lessee, Lessor shall permit bw-3 to remove all such assets being purchased by bw-3.

       5.   CONSIDERATION; NO LIABILITY.

            (a) Lessor hereby acknowledges that the provisions of this Addendum to Lease are required pursuant to the Franchise Agreement under which Lessee plans to operate its business and the Lessee would not lease the Premises without this Addendum.

            (b) Lessor further acknowledges that Lessee is not an agent or employee of bw-3 and the Lessee has no authority or power to act for, or to create any liability on behalf of, or to in any way bind bw-3 or any affiliate of bw-3, and that Lessor has entered into this Addendum to Lease with full understanding that it creates no duties, obligations or liabilities of or against bw-3 or any affiliate of bw-3.

       6. SALES REPORTS. If requested by bw-3, Lessor will provide bw-3 with whatever information Lessor has regarding Lessee's sales from the Restaurant.

       7. AMENDMENTS. No amendment or variation of the terms of this Addendum to the Lease shall be valid unless made in writing and signed by the parties hereto.

       8. REAFFIRMATION OF LEASE. Except as amended or modified herein, all of the terms, conditions and covenants of the Lease shall remain in full force and effect and are incorporated herein by reference and made a part hereof as though copied herein in full.

       9. BENEFICIARY. Lessor and Lessee expressly agree that bw-3 is a third party beneficiary of this Addendum.

       IN TESTIMONY WHEREOF, witness the signatures of the parties hereto as of the day, month and year first written above.


                              ------------------------------------------

                              By:
                                     -----------------------------------
                              Title:
                                     -----------------------------------
                                                ("Lessor")


                              ------------------------------------------

                              By:
                                     -----------------------------------
                              Title:
                                     -----------------------------------
                                                ("Lessee")